                                                                 EXHIBIT (b)(1)

                             AIM EQUITY FUNDS, INC.
                                 AIM FUNDS GROUP
                          AIM INTERNATIONAL FUNDS, INC.
                         AIM INVESTMENT SECURITIES FUNDS
                           AIM TAX-EXEMPT FUNDS, INC.
                             AIM ADVISOR FUNDS, INC.
                       AIM VARIABLE INSURANCE FUNDS, INC.
                                AIM GROWTH SERIES
                                AIM SERIES TRUST
                              AIM INVESTMENT FUNDS
                      GT GLOBAL VARIABLE INVESTMENT SERIES

                                       AND

                       GT GLOBAL VARIABLE INVESTMENT TRUST

                            ON BEHALF OF EACH SERIES
                             OF FUNDS NAMED HEREIN,
                       AS SUCH SERIES MAY BE SUPPLEMENTED
                               AS HEREIN PROVIDED

                                       AND

                              AIM SUMMIT FUND, INC.

                                       AND

                       GT GLOBAL FLOATING RATE FUND, INC.
                          d/b/a AIM FLOATING RATE FUND


                                  $975,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of May 28, 1999


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                      STATE STREET BANK AND TRUST COMPANY,
                               as Operations Agent

                                TABLE OF CONTENTS

SECTION 1.     DEFINITIONS                                                                                   -2-
        1.1    Defined Terms                                                                                 -2-
        1.2    Other Definitional Provisions                                                                -11-
        1.3    Assumptions Regarding Structure                                                              -11-
SECTION 2.     AMOUNT AND TERMS OF COMMITMENTS                                                              -11-
        2.1    Commitments                                                                                  -11-
        2.2    Procedure for Borrowing                                                                      -12-
        2.3    Commitment Fee: Other Fees                                                                   -12-
        2.4    Termination or Reduction of Commitments                                                      -13-
        2.5    Repayment of Loans: Evidence of Debt                                                         -13-
        2.6    Optional and Mandatory Prepayments                                                           -14-
        2.7    Interest Rates and Payment Dates                                                             -15-
        2.8    Computation of Interest and Fees                                                             -16-
        2.9    Inability to Determine Interest Rate                                                         -16-
        2.10   Pro Rata Treatment and Payments                                                              -16-
        2.11   Illegality                                                                                   -17-
        2.12   Requirements of Law                                                                          -17-
        2.13   Taxes                                                                                        -19-
        2.14   Indemnity                                                                                    -20-
        2.15   Change of Lending Office                                                                     -20-
        2.16   Swing Line Commitment                                                                        -21-
        2.17   Procedure for Swing Line Borrowing                                                           -21-
        2.18   Refunding of Swing Line Loans                                                                -21-
SECTION 3.     REPRESENTATIONS AND WARRANTIES                                                               -23-
        3.1    Financial Condition                                                                          -23-
        3.2    No Change                                                                                    -23-
        3.3    Existence: Compliance with Law                                                               -23-
        3.4    Power: Authorization: Enforceable Obligations                                                -24-
        3.5    No Legal Bar                                                                                 -24-
        3.6    No Material Litigation                                                                       -24-
        3.7    No Default                                                                                   -25-
        3.8    Ownership of Property: Liens                                                                 -25-
        3.9    No Burdensome Restrictions                                                                   -25-
        3.10   Taxes                                                                                        -25-
        3.11   Federal Regulations                                                                          -25-
        3.12   ERISA                                                                                        -26-

        3.13   Certain Regulations                                                                          -26-
        3.14   Subsidiaries                                                                                 -26-
        3.15   Registration of Borrower                                                                     -26-
        3.16   Offering in Compliance with Securities Laws                                                  -26-
        3.17   Investment Policies                                                                          -26-
        3.18   Permission to Borrow                                                                         -26-
        3.19   Accuracy of Information                                                                      -26-
        3.20   Affiliated Persons                                                                           -27-
        3.21   Year 2000                                                                                    -27-
SECTION 4.     CONDITIONS PRECEDENT                                                                         -27-
        4.1    Conditions to Effectiveness                                                                  -27-
        4.2    Conditions to Each Loan                                                                      -29-
        4.3    Conditions Subsequent                                                                        -30-
SECTION 5.     AFFIRMATIVE COVENANTS                                                                        -32-
        5.1    Financial Statements                                                                         -32-
        5.2    Certificates; Other Information                                                              -33-
        5.3    Payment of Obligations                                                                       -34-
        5.4    Conduct of Business and Maintenance of Existence                                             -34-
        5.5    Maintenance of Property: Insurance                                                           -34-
        5.6    Inspection of Property: Books and Records Discussions                                        -34-
        5.7    Notices                                                                                      -34-
        5.8    Purpose of Loans                                                                             -35-
SECTION 6.     NEGATIVE COVENANTS                                                                           -35-
        6.1    Financial Condition Covenant                                                                 -35-
        6.2    Limitation on Indebtedness                                                                   -36-
        6.3    Limitation on Liens                                                                          -36-
        6.4    Limitation on Guarantee Obligations                                                          -36-
        6.5    Limitation on Fundamental Changes                                                            -36-
        6.6    Limitation on Distributions                                                                  -36-
        6.7    Limitation on Investments, Loans and Advances                                                -36-
        6.8    Limitation on Negative Pledge Clauses                                                        -36-
        6.9    Limitation on Change of Investment Policies                                                  -37-
SECTION 7.     EVENTS OF DEFAULT                                                                            -37-
SECTION 8.     THE AGENTS                                                                                   -39-
        8.1    Appointment                                                                                  -39-
        8.2    Delegation of Duties                                                                         -39-
        8.3    Exculpatory Provisions                                                                       -40-
        8.4    Reliance by Agents                                                                           -40-
        8.5    Notice of Default                                                                            -40-

        8.6    Non-Reliance on Agents and Other Lenders                                                     -41-
        8.7    Indemnification                                                                              -41-
        8.8    Agent in Its Individual Capacity                                                             -42-
        8.9    Successor Agents                                                                             -42-
SECTION 9.     MISCELLANEOUS                                                                                -42-
        9.1    Amendments and Waivers                                                                       -42-
        9.2    Notices                                                                                      -43-
        9.3    No Waiver: Cumulative Remedies                                                               -44-
        9.4    Survival of Representations and Warranties                                                   -44-
        9.5    Payment of Expenses and Taxes                                                                -44-
        9.6    Successors and Assigns: Participations and Assignments                                       -45-
        9.7    Adjustments: Set-off                                                                         -47-
        9.8    Counterparts                                                                                 -48-
        9.9    Severability                                                                                 -48-
        9.10   Integration                                                                                  -48-
        9.11   GOVERNING LAW                                                                                -48-
        9.12   Submission To Jurisdiction: Waivers                                                          -48-
        9.13   Acknowledgements                                                                             -49-
        9.14   WAIVERS OF JURY TRIAL                                                                        -49-
        9.15   Non-Recourse: Business Trust                                                                 -50-
        9.16   Confidentiality                                                                              -50-
        9.17   Reference to and Effect on the Documents                                                     -51-
        9.18   Eligible Lenders                                                                             -51-

          EXHIBITS

          Exhibit A         Form of Note
          Exhibit B         Form of Assignment and Acceptance


          SCHEDULES

          Schedule I        Funds/Borrowers
          Schedule II       Commitments, Addresses, Etc.
          Schedule III      Investment Advisory Agreements
          Schedule IV       Administration Agreements
          Schedule V        Custody Agreements
          Schedule VI       Distribution Agreements; Distribution Plans

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 28, 1999, among AIM Equity Funds, Inc., a Maryland corporation ("AIM Equity Funds"), AIM Funds Group, a Delaware business trust ("AIM Funds Group"), AIM International Funds, Inc., a Maryland corporation ("AIM International Funds"), AIM Investment Securities Funds, a Delaware business trust ("AIM Investment Securities"), AIM Tax-Exempt Funds, Inc., a Maryland corporation ("AIM Tax-Exempt"), AIM Advisor Funds, Inc., a Maryland corporation ("AIM Advisor Funds"), AIM Variable Insurance Funds, Inc., a Maryland corporation ("AIM Variable Insurance"), AIM Growth Series, a Delaware business trust ("AIM Growth Series"), AIM Series Trust, a Delaware business trust ("AIM Series Trust"), AIM Investment Funds, a Delaware business trust ("AIM Investment Funds"), GT Global Variable Investment Series, a Delaware business trust ("GT Global Series"), GT Global Variable Investment Trust, a Delaware business trust ("GT Global Trust"), AIM Summit Fund, Inc., a Maryland corporation ("AIM Summit Fund") and GT Global Floating Rate Fund, Inc., a Maryland corporation, doing business as AIM Floating Rate Fund ("AIM Floating Rate") (collectively, the "Funds"), each of which is executing this agreement on behalf of itself; and, with respect to all Funds other than AIM Summit Fund and AIM Floating Rate, certain of its respective investment portfolios set forth beneath such Fund's name on Schedule I attached hereto, as such Schedule I may be amended and supplemented from time to time to add certain AIM Equity Funds Additional Borrowers (as defined herein) as provided in Section 4.3 hereof (each of which investment portfolios, AIM Summit Fund and AIM Floating Rate is individually, a "Borrower" and collectively, the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and State Street Bank and Trust Company, a Massachusetts trust company, as operations agent for the Lenders hereunder (in such capacity, the "Operations Agent").

                                   WITNESSETH:

                  WHEREAS, each of the Funds other than AIM Variable Insurance, AIM Growth Series, AIM Series Trust, AIM Investment Funds, GT Global Series, GT Global Trust and AIM Floating Rate entered into that certain Amended and Restated Credit Agreement dated as of May 1, 1998, with the Lenders and the Administrative Agent (the "Original Credit Agreement"), which Original Credit Agreement was amended by that certain First Amendment Agreement dated as of April 30, 1999, among each of the Funds other than AIM Variable Insurance, AIM Growth Series, AIM Series Trust, AIM Investment Funds, GT Global Series, GT Global Trust and AIM Floating Rate, the Lenders and the Administrative Agent (the "First Amendment"; the Original Credit Agreement as amended by the First Amendment hereinafter referred to as the "Credit Agreement");


                  WHEREAS, each Fund is a registered investment company under the Investment Company Act of 1940;

                  WHEREAS, the Funds have requested the Lenders on behalf of each Borrower (other than the AIM Equity Funds Additional Borrowers, as hereinafter defined) to amend in certain respects, and as so amended, to restate the Credit Agreement as of the Effective Date (as hereinafter defined) in order to, among other things, (i) extend the Termination Date (as hereinafter defined) to May 26, 2000, (ii) add six (6) additional open-end and one (1) additional closed-end registered investment companies as Funds and certain investment portfolios as Borrowers, (iii) upon satisfaction of the conditions subsequent set forth in Section 4.3 hereof; add two additional portfolios of AIM Equity Funds as Borrowers under the Credit Agreement, (iv) add a Swing Line Commitment (as defined herein) to the Credit Agreement and (v) modify certain other terms of the Credit Agreement as set forth below;

                  WHEREAS, each Fund desires, and each Lender and the Administrative Agent are willing, on the terms and conditions set forth below, to modify certain terms of; and restate, the Credit Agreement as hereinafter provided; and

                  WHEREAS, each Lender acknowledges that each Borrower shall be liable hereunder only for the loans made to such Borrower hereunder not exceeding the amount set forth opposite such Borrower's name on Schedule I hereto, as such Schedule I may be amended and supplemented from time to time to add certain AIM Equity Funds Additional Borrowers as provided in Section 4.3 hereof; and interest thereon and for the fees and expenses owed by such Borrower hereunder;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

         "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

         "Administration Agreement": as to each Fund or Borrower, as applicable, the Administration Agreements set forth on Schedule IV hereto.

         "Administrative Agent": The Chase Manhattan Bank, together with its affiliates other than Chase Bank of Texas, National Association, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

         "Affiliate": affiliated person, as defined in Section 2(a)(3) of the 1940 Act.

         "Agent": The Administrative Agent and/or the Operations Agent.

         "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "AIM": A I M Advisors, Inc., a Delaware corporation.

         "AIM Advisor Funds": as defined in the preamble hereto.

         "AIM Equity Funds": as defined in the preamble hereto.

         "AIM Equity Funds Additional Borrowers": AIM Growth and Income Fund and AIM Dent Demographic Trends Fund, which investment portfolios may be added beneath AIM Equity Funds' name on Schedule I attached hereto in accordance with
Section 4.3 hereof.

          "AIM Floating Rate": as defined in the preamble hereto.

          "AIM Funds Group": as defined in the preamble hereto.

          "AIM Growth Series": as defined in the preamble hereto.

          "AIM International Funds": as defined in the preamble hereto.

          "AIM Investment Funds": as defined in the preamble hereto.

          "AIM Investment Securities": as defined in the preamble hereto.

          "AIM Series Trust": as defined in the preamble hereto.

          "AIM Summit Fund": as defined in the preamble hereto.

          "AIM Tax-Exempt": as defined in the preamble hereto.

          "AIM Variable Insurance": as defined in the preamble hereto.

         "Applicable Margin": for each type of Loan, the rate per annum set forth under the relevant column heading below:

                                Eurodollar                 Federal Funds
      ABR Loans                   Loans                      Rate Loans
      ---------                 ----------                 -------------
          0                        0.40                        0.40

         "Asset Coverage Ratio": with respect to any Borrower, the ratio which the value of the Total Assets of such Borrower less all liabilities and indebtedness not represented by Senior Securities bears to the aggregate amount of Senior Securities Representing Indebtedness of such Borrower.

         "Assignee": as defined in subsection 9.6(c).

         "Available Commitment": as to any Lender, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding; collectively, as to all the Lenders, the "Available Commitments".

         "Benefitted Lender": as defined in subsection 9.7(a).

         "Borrower" and "Borrowers": as defined in the preamble hereto.

         "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which a Borrower requests the Lenders to make Loans hereunder.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II, as such amount may be reduced or increased from time to time in accordance with the provisions of this Agreement.

         "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

         "Commitment Period": the period from and including the date hereof to but not including the Termination Date.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414(b) or 414(c) of the Code.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Custody Agreement": as to each Fund or Borrower, as applicable, the Custody Agreements set forth on Schedule V hereto.

         "Designated Borrower": Any Borrower designated as such on Schedule I hereto.

         "Designated Borrower Asset Coverage Ratio": the percentage stated in
Schedule I hereto for each Designated Borrower.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Distribution Agreement": as to each Fund or Borrower, as applicable, the Distribution Agreements set forth on Schedule VI hereto.

         "Effective Date": the date on which the conditions precedent set forth in Section 4.1 shall be satisfied.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during the Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate that appears with respect to such Interest Period on the Telerate Page 3750 (or such other page as may replace said page) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period (or, if such rate does not appear on said page, the rate at which the Reference Bank is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                     1.00- Eurocurrency Reserve Requirements

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Federal Funds Rate": at the relevant time of reference thereto, the rate that appears on Telerate Page 5 (or such other page as may replace said page) as quoted by Garvin Guy Butler as of 1:00 P.M., New York City time as the "Federal Funds Offered Rate".

         "Federal Funds Rate Loans": Loans the rate of interest applicable to which is based upon the Federal Funds Rate.

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Fund" or "Funds": as defined in the preamble hereto.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GT Global Series": as defined in the preamble hereto.

         "GT Global Trust": as defined in the preamble hereto.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

         "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar debt instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-409 of the UCC) issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Interest Payment Date": as to each ABR Loan, the earlier of the last day of each calendar month and the Termination Date; as to each Federal Funds Rate Loan, the Maturity Date for such Loan; and as to each Eurodollar Loan, the earlier of the last day of each Interest Period for such Loan and the Termination Date.

         "Interest Period": with respect to a Eurodollar Loan, the period commencing on the Borrowing Date with respect to such Eurodollar Loan and ending one month thereafter, provided that:

                  (1) If any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Investment Advisory Agreement": as to each Fund or Borrower, as applicable, the Investment Advisory Agreements set forth on Schedule III hereto.

         "Investment Policies": as to each Borrower, the fundamental investment objectives and policies for, and limits and restrictions on, investing by such Borrower set forth in such Borrower's Prospectus.

         "Lenders": as defined in the preamble hereto.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Loan": as defined in subsection 2.1(a).

         "Loan Documents": this Agreement and the Notes.

         "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, financial condition of a Borrower or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder with respect to a Borrower.

         "Maturity Date": as to each Loan, the date which is the earlier of (a) thirty days after the Borrowing Date for such Loan and (b) the Termination Date; provided, that if such date falls on a day that is not a Business Day, the Maturity Date shall be the next preceding Business Day.

         "1940 Act": the Investment Company Act of 1940, as amended, together with all rules and regulations promulgated from time to time thereunder.

         "Non-Excluded Taxes": as defined in subsection 2.13.

         "Non-Recourse Person": as defined in subsection 9.15.

         "Note": as defined in subsection 2.5(e).

         "Operations Agent": State Street Bank and Trust Company, together with its affiliates, as the operations agent for the Lenders under this Agreement and the other Loan Documents.

         "Participant": as defined in subsection 9.6 (b).

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan-covered by ERISA which any Fund or any Borrower maintains.

         "Prime Rate": the rate of interest per annum publicly announced from time to time by the Operations Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by State Street in connection with extensions of credit to debtors); each change in the Prime Rate to be effective from and including the date such change is publicly announced as being effective.

         "Prospectus": as to each Borrower, shall mean the currently effective prospectus and statement of additional information filed with the Securities and Exchange Commission.

         "Reference Bank": State Street.

         "Refunded Swing Line Loans": as defined in Section 2.18(a) hereof.

         "Register" as defined in subsection 9.6(d).

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Required Lenders" at any time, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

         "Requirement of Law": as to any Person, the articles or certificate of incorporation, declaration of trust, by-laws, partnership agreement, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the chairman, president or any vice president of a Fund or, with respect to financial matters, the chief financial officer or the treasurer of a Fund.

         "Senior Securities": any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends.

         "Senior Securities Representing Indebtedness": Senior Securities other than stock.

         "State Street": State Street Bank and Trust Company, a Massachusetts trust company.

         "Subsidiary": as to any Person, a corporation, partnership or other entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or (b) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.16 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender's name on Schedule II hereto.

         "Swing Line Lender": State Street.

         "Swing Line Loans": as defined in Section 2.16.

         "Swing Line Participation Amount": as defined in Section 2.18(c) hereof.

         "Termination Date": the date which is 364 days following the Effective Date, or such earlier date on which the Commitments shall terminate as provided herein.

         "Total Assets": at any time, all assets of a Borrower which in accordance with GAAP would be classified as assets on a balance sheet of such Borrower prepared as of such time.

         "Transferee": as defined in subsection 9.6(f).

         "UCC": the New York Uniform Commercial Code as from time to time in effect.

         "Unrefunded Swing Line Loans": as defined in Section 2.15(c) hereof.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to any Borrower not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  1.3 Assumptions Regarding Structure. For the sake of clarity and construction, the parties hereto hereby set forth their acknowledgment and agreement that, except for AIM Summit Fund and AIM Floating Rate, the Borrowers under this Agreement are separate portfolios of each of the Funds and as such are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments and for these reasons, each Fund, except for AIM Summit Fund and AIM Floating Rate, is executing this Agreement and each respective Note on behalf of its portfolios, as Borrowers, and that such portfolios will utilize the Loans thus made on their behalf. Unless otherwise noted herein, no Fund shall make any designation, provide any notice or take any other action on behalf of any Borrower unless such Borrower is an investment portfolio of the Fund.


                    SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. (a) Subject to the terms and conditions hereof; each Lender severally agrees to make revolving credit loans ("Loans") to each Borrower, from time to time during the Commitment Period in an aggregate principal amount outstanding at any one time not to exceed the amount of such Lender's Commitment. During the Commitment Period, a Borrower may use the Commitments available to it by borrowing, prepaying Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Loans may from time to time be (i) Eurodollar Loans,
(ii) ABR Loans, (iii) Federal Funds Rate Loans or (iv) a combination thereof; as determined by a Borrower and notified to the Operations Agent in accordance with subsection 2.2, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  2.2 Procedure for Borrowing. A Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the appropriate Fund on behalf of such Borrower shall give the Operations Agent irrevocable notice (which notice must be received by the Operations Agent prior to 1:00 P.M., New York City time on the requested Borrowing Date with respect to ABR Loans and Federal Funds Rate Loans and on the date three Business Days prior to the Borrowing Date with respect to Eurodollar Loans) specifying (i) the Borrower, (ii) the amount to be borrowed, (iii) the requested Borrowing Date,
(iv) subject to subsection 2.1(b), whether the borrowing is to be of Eurodollar Loans, ABR Loans, Federal Funds Rate Loans or a combination thereof and (v) the Maturity Date for the borrowing. The aggregate amount of all borrowings by the Borrowers under the Commitments on any Borrowing Date shall be in an amount equal to (x) in the case of Federal Funds Rate Loans or Eurodollar Loans, $5,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Commitments are less than $5,000,000, such lesser amount), and (y) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such notice from the appropriate Fund on behalf of a Borrower, the Operations Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Operations Agent for the account of such Borrower at the office of the Operations Agent specified in subsection 9.2 prior to 2:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Operations Agent. Such borrowing will then be made available to such Borrower by the Operations Agent crediting the account of the appropriate Borrower on the books of such office with the aggregate of the amounts made available to the Operations Agent by the Lenders and in like funds as received by the Operations Agent; provided that if, on the Borrowing Date of any Loans of a Borrower, any Swing Line Loans to such Borrower shall be outstanding, the proceeds of such Loans to such Borrower shall first be applied to pay in full such Swing Line Loans, with any remaining proceeds to be made available to such Borrower as provided above.

                  2.3 Commitment Fee: Other Fees. (a) Each Borrower severally agrees to pay to the Operations Agent for the account of each Lender such Borrower's pro rata portion (as allocated by AIM in its reasonable discretion) of the commitment fee for the Commitment Period, computed at the rate of 0.09 of 1% per annum, in each case on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the 15th day of each April, July, October and January, and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. Solely for the purpose of calculating the commitment fee, Swing Line Loans will not be deemed a utilization of the Commitments of all Lenders.

                  (b) Each Borrower severally agrees to pay the Agents for the accounts of the respective Agents the fees separately to agreed to. Such fees shall be allocated by AIM in its reasonable discretion among the Borrowers according to each Borrower's pro rata portion of such fees.

                  2.4 Termination or Reduction of Commitments. (a) Each Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent by the appropriate Fund on behalf of such Borrower, to terminate the Commitments with respect to such Borrower. All Borrowers, acting together, shall have the right, upon not less than three Business Days' notice to the Administrative Agent by all of the appropriate Funds, from time to time, to terminate or reduce the amount of the Commitments. Any such reduction shall be in an aggregate amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof. To the extent, if any, that the amount of the Loans then outstanding exceeds the amount of the Commitments as then reduced, the Borrowers shall be required to make a prepayment of a portion of the Loans then outstanding equal to such excess amount. Any such termination of the Commitments of a Borrower or of all Borrowers shall be irrevocable and shall be accompanied by prepayment in full of the Loans of such Borrower or Borrowers then outstanding.

                  (b) Interest accrued on the amount of any partial prepayment pursuant to this subsection 2.4 to the date of such partial prepayment, together with any amounts owing pursuant to Section 2.14, shall be paid on the date of such partial prepayment. In the case of the termination of the Commitments, interest accrued on the amount of any prepayment relating thereto, together with any amounts owing pursuant to Section 2.14, and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination.

                  2.5 Repayment of Loans: Evidence of Debt. (a) Each Borrower hereby severally unconditionally promises to pay to the Operations Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to such Borrower on the Maturity Date for such Loan (or such earlier date on which the Loans become due and payable pursuant to Section 7). Each Borrower hereby further severally agrees to pay interest on the unpaid principal amount of the Loans to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.7.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Operations Agent shall maintain the Register pursuant to subsection 9.6 (d) (with a copy, as requested to the Administrative Agent), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Operations Agent hereunder from each Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded, provided, however, that the failure of any Lender or the Operations Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) Each Fund agrees that, upon request to the Administrative Agent, by any Lender, such Fund will execute and deliver to such Lender a promissory note of the Fund on its own behalf or on behalf of a Borrower (as applicable) evidencing the Loans of such Lender to such Borrower, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

                  (f) The obligations of each Borrower under its Notes shall be several and not joint. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that the sole source of payment of the obligations of each Borrower hereunder, including, without limitation, the principal of and interest on each Loan made hereunder to any Borrower, the fees payable pursuant to Section 2.3 and any other amounts payable hereunder shall be such Borrower and the revenues and assets of such Borrower, and not the revenues and assets of any other Borrower or the revenues and assets of the Fund issuing shares representing an interest in such Borrower (except to the extent of such Borrower) or the revenues and assets of AIM or any of its Affiliates (other than such Borrower).

                  2.6 Optional and Mandatory Prepayments. (a) Each Borrower may at any time prepay the Loans made to it, in whole or in part, without premium or penalty, provided that the appropriate Fund on behalf of such Borrower shall give the Operations Agent irrevocable notice (which notice must be received by the Operations Agent prior to 1:00 P.M. New York City time on the prepayment date with respect to ABR Loans and Federal Funds Rate Loans and on the date three Business Days prior to the prepayment date with respect to Eurodollar Loans), specifying the date and amount of prepayment. Upon receipt of any such notice the Operations Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest on the amount prepaid and any amounts payable pursuant to subsection 2.14. Optional partial prepayments shall be in an aggregate principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof.

                  (b) If at any time and from time to time, either (i) for each Borrower other than a Designated Borrower, the Asset Coverage Ratio for such Borrower shall be less than 3 to 1 or (ii) for any Designated Borrower, the Asset Coverage Ratio for such Designated Borrower shall be less than the Designated Borrower Asset Coverage Ratio for such Designated Borrower, such Borrower or Designated Borrower, as applicable, shall immediately repay the Loans to such Borrower or Designated Borrower, as applicable, together with accrued interest on the amount prepaid and any amounts payable pursuant to subsection 2.14, to the extent necessary to ensure that the Asset Coverage Ratio of such Borrower or Designated Borrower, as applicable, is not less than 3 to 1, in the case of each Borrower other than a Designated Borrower, or is not less than the Designated Borrower Asset Coverage Ratio, in the case of each Designated Borrower.

                  (c) if at any time and from time to time, the aggregate amount of Loans made to a Borrower then outstanding exceeds the borrowing limits provided in such Borrowers Prospectus or under the 1940 Act, such Borrower shall immediately prepay such Loans to the extent necessary to ensure that the aggregate amount of Loans made to such Borrower then outstanding does not exceed such limits, together with accrued interest on the amount prepaid and any amounts payable pursuant to subsection 2.14.

                  2.7 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during the Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Federal Funds Rate Loan shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

                  (d) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% per annum or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (c) of this subsection plus 2% per annum, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

                  2.8 Computation of Interest and Fees. (a) Commitment fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed, except that in the case of ABR Loans based on the Prime Rate interest shall be calculated on the basis of a 365- or 366-day year, as applicable, for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in either the Prime Rate or in the Federal Funds Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Operations Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Operations Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error.

                  2.9 Inability to Determine Interest Rate. If on a Borrowing
Date:

                  (a) the Operations Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Operations Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Operations Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, any Eurodollar Loans requested to be made shall be made as Federal Funds Rate Loans. Until such notice has been withdrawn by the Operations Agent, no further Eurodollar Loans shall be made.

                  2.10 Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans of such Borrower then held by the Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Operations Agent, for the account of the Lenders or the Swing Line Lender, as the case may be, at the Operations Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Operations Agent shall distribute such payments to the Lenders or the Swing Line Lender, as the case may be, promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment due date shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Operations Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Operations Agent, the Operations Agent may assume that such Lender is making such amount available to the Operations Agent, and the Operations Agent may, in reliance upon such assumption, make available to the appropriate Fund on behalf of the requesting Borrower a corresponding amount. If such amount is not made available to the Operations Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Operations Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Operations Agent. A certificate of the Operations Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Operations Agent by such Lender within three Business Days of such Borrowing Date, the Operations Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Federal Funds Rate Loans hereunder, on demand, from the relevant Borrower.

                  2.11 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Federal Funds Rate Loans on such date as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.14 as if such Eurodollar Loans had been prepaid.

                  2.12 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law (other than changes to a Lender's articles or certificate of incorporation, bylaws or other organizational documents) or in the interpretation or application thereof or compliance by any Lender with any directive from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.13 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of; advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                   (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof by an amount which such Lender reasonably deems to be material, then, in any such case, each Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable with respect to such Borrower's Loans.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, each Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction with respect to such Borrower's Loans.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.13 Taxes. (a) All payments made by any Borrower under this Agreement and any Notes shall be made free and clear of; and without deduction or withholding for or on account of; any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agents or any Lender as a result of a present or former connection between the Agents or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agents or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Operations Agent or any Lender hereunder or under any Note, the amounts so payable to the Operations Agent or such Lender shall be increased to the extent necessary to yield to the Operations Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that a Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Operations Agent and the Lenders for any Non-Excluded Taxes paid by the Operations Agent or any Lender and for any incremental taxes, interest or penalties that may become payable by the Operations Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) deliver to the Funds and the Operations Agent two duly completed copies of (A) United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) Internal Revenue Service Form W-9 or both Internal Revenue Service Forms W-8 and W-9, or successor applicable form, as the case may be;

                  (ii) deliver to the Funds and the Operations Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Funds; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Funds or the Agents;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Funds and the Agents. Such Lender shall certify (A) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of Forms W-8 and W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  2.14 Indemnity. Each Borrower severally agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, for the period from the date of such prepayment or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive for twenty-four months after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.15 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 2.12 or 2.13, it will use its best efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under subsection 2.12 or 2.13.

                  2.16 Swing Line Commitment: Subject to the terms and conditions hereof; the Swing Line Lender agrees to make available to each Borrower a portion of the credit otherwise available under the Commitments from time to time during the Commitment Period by making swing line loans ("Swing Line Loans") to such Borrower in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment; provided, however, that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Loans hereunder, may not exceed the Swing Line Lender's Commitment then in effect; and provided, further however, that on the date of the making of any Swing Line Loan and while any Swing Line Loan is outstanding, the sum of the aggregate principal amount of all outstanding Loans and Swing Line Loans shall not exceed the total Commitments (less the Commitment of any non-funding Lender referred to in Section 2.10(b)). During the Commitment Period applicable to each Borrower, such Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Each Swing Line Loan shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

                  2.17 Procedure for Swing Line Borrowing. Whenever a Borrower desires that the Swing Line Lender make Swing Line Loans under Section 2.16, the Borrower (or the Fund of which it is an investment portfolio) shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 4:00 P.M., New York City time, on the proposed Borrowing Date), specifying the amount of each requested Swing Line Loan. Each borrowing under the Swing Line Commitment shall be in an amount equal to $100,000 or an integral multiple of $50,000 in excess thereof. Upon receipt of any such notice from a Borrower (or the Fund on its behalf), the Swing Line Lender shall promptly notify the Operations Agent thereof. The Swing Line Lender shall make the amount of such borrowing available to the Borrower prior to 5:00 P.M., New York City time, on the Borrowing Date requested by such Borrower. The proceeds of such Swing Line Loan will then be made available to such Borrower on such Borrowing Date by the Swing Line Lender transferring by wire or book entry to the appropriate custodian of and for the account of such Borrower such Swing Line Loan in immediately available funds.

                  2.18 Refunding of Swing Line Loans. (a) The Operations Agent, on the seventh day (or if such day is not a Business Day, the next Business Day following the seventh day) after the Borrowing Date with respect to any Swing Line Loans to a Borrower shall, on behalf of such Borrower (and each Borrower hereby irrevocably directs the Operations Agent to so act on its behalf and with respect to such Borrower), upon notice given by the Operations Agent no later than 1:00 P.M., New York City time, on the relevant refunding date, request each Lender to make, and each Lender hereby agrees to make, a Loan to such Borrower, at the rate applicable to the Swing Line Loans of such Borrower in an amount equal to such Lender's Commitment Percentage of the amount of such Swing Line Loans of such Borrower (the "Refunded Swing

Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Loan available to the Operations Agent at its office set forth in Section 9.2 in immediately available funds, no later than 3:00 P.M., New York City time, on the date of such notice. The proceeds of such Loans shall be distributed by the Operations Agent to the Swing Line Lender and immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. Effective on the day such Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans.

                  (b) The making of any Swing Line Loan hereunder at the request of a Borrower shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section 4.2 (unless otherwise waived in accordance with Section 9.1) and with respect to the determination under Section 4.2(c) as to whether a Default or Event of Default shall have occurred with respect to the requesting Borrower on the date of a request, the Swing Line Lender shall be entitled to rely on, and shall not be obligated to make a Swing Line Loan if it has received, a notice of the occurrence of any Default or Event of Default with respect to the requesting Borrower.

                  (c) If prior to the making of a Loan to a Borrower pursuant to
Section 2.18(a) one of the events described in paragraph (e) of Section 7 shall have occurred with respect to such Borrower, each Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Loans ("Unrefunded Swing Line Loans") in an amount equal to the amount of Loans which would otherwise have been made by such Lender pursuant to Section 2.18(a). Each Lender will immediately transfer to the Operations Agent, in immediately available funds, the amount of its participation (the "Swing Line Participation Amount") and the proceeds of such participation shall be distributed by the Operations Agent to the Swing Line Lender in such amount as will reduce the amount of the participating interest retained by the Swing Line Lender in its Swing Line Loans to the amount of the Loans which were to have been made by it pursuant to Section 2.18(a).

                  (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Lender's obligation to make the Loans referred to in
Section 2.18(a) and to purchase participating interests pursuant to Section 2.18(c) shall, subject to clause (ii) below, be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff; counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default (unless the Swing Line Lender shall have received notice of the occurrence of a Default or Event of Default with respect to the requesting Borrower that has not been waived or cured prior to the making of any Swing Line Loan hereunder) or the failure to satisfy any of the other conditions specified in Section 4; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, each Fund, on behalf of itself and on behalf of each investment portfolio thereof which is a Borrower, represents and warrants to the Agents and each Lender that on the date of this Agreement or on the date of any borrowing, as applicable, (it being agreed that each Fund represents and warrants only to matters with respect to itself and each investment portfolio thereof which is a Borrower):

                  3.1 Financial Condition. The statement of assets and liabilities as of the Borrower's most recently ended fiscal year for which annual reports have been prepared and the related statements of operations and of changes in net assets for the fiscal year ended on such date, copies of which financial statements, certified by the independent public accountants for such Borrower, have heretofore been delivered to each Lender, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period, in conformity with GAAP.

                  3.2 No Change. Since the date of the statement of assets and liabilities for the most recently ended fiscal year for which annual reports have been prepared for the Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

                  3.3 Existence: Compliance with Law. Such Fund (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority as to AIM Equity Funds, AIM International Funds, AIM Tax-Exempt, AIM Advisor Funds, AIM Variable Insurance, AIM Summit Fund and AIM Floating Rate, and trust power and authority as to AIM Funds Group, AIM Investment Securities, AIM Growth Series, AIM Series Trust, AIM Investment Funds, GT Global Series and GT Global Trust, and the legal right, to own its property and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The shares of such Fund representing an interest in each Borrower have been validly authorized and are duly registered for sale under the federal securities laws.

                  3.4 Power: Authorization: Enforceable Obligations. Such Fund has the corporate power and authority as to AIM Equity Funds, AIM International Funds, AIM Tax-Exempt, AIM Advisor Funds, AIM Variable Insurance, AIM Summit Fund and AIM Floating Rate, and trust power and authority as to AIM Funds Group, AIM Investment Securities, AIM Growth Series, AIM Series Trust, AIM Investment Funds, GT Global Series and GT Global Trust, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder on its own behalf (as to AIM Summit Fund and AIM Floating Rate) or on behalf of each investment portfolio thereof which is a Borrower and has taken all necessary corporate or trust action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of; any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Fund and any investment portfolio thereof which is a Borrower is a party. This Agreement and each other Loan Document to which such Fund is a party will be duly executed and delivered by such Fund on its own behalf or on behalf of each investment portfolio thereof which is a Borrower. This Agreement constitutes, and each other Loan Document to which such Fund is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Fund and each investment portfolio thereof which is a Borrower enforceable against such Fund and each investment portfolio thereof which is a Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which such Fund and each investment portfolio thereof which is a Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law (including, without limitation, the 1940 Act) or Contractual Obligation of such Fund or any investment portfolio thereof which is a Borrower either of which could have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which could have a Material Adverse Effect.

                  3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Fund or any investment portfolio thereof which is a Borrower, threatened by or against such Fund or any investment portfolio thereof which is a Borrower or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. Neither such Fund nor any investment portfolio thereof which is a Borrower is in default under or with respect to any of its Contractual Obligations in any respect which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property. Neither such Fund nor any investment portfolio which is a Borrower owns any real property.

                  3.9 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of such Fund or any investment portfolio thereof which is a Borrower could reasonably be expected to have a Material Adverse Effect.

                  3.10 Taxes. (a) Each Borrower has filed all tax returns which, to the knowledge of such Fund and such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Fund or such Borrower); no tax Lien has been filed, and, to the knowledge of such Fund and each investment portfolio thereof which is a Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  (b) Each Borrower is a "regulated investment company" as defined in the Code.

                  3.11 Federal Regulations. If greater than 25% of the Total Assets of a Borrower consists of "margin stock" (as defined in Regulation U), the aggregate principal amount of the Loans will not exceed the sum of (i) 50% of the aggregate market value (determined in accordance with Regulation U) of "margin stock" owned by such Borrower plus (ii) the good faith loan value (determined in accordance with Regulation U) of non-margin stock and all other collateral (except puts, calls or combinations thereof) owned by such Borrower. If requested by any Lender or the Administrative Agent from time to time, such Fund on its own behalf (with respect to AIM Summit Fund and AIM Floating Rate) or on behalf of each investment portfolio thereof which is a Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR G-3 (if applicable) or Form FR U-1 referred to in Regulation U, as the case may be.

                  3.12 ERISA. Neither such Fund, any investment portfolio thereof which is a Borrower nor any Commonly Controlled Entity has currently or has had at any time any liability or obligation under ERISA or the Code with respect to any Plan.

                  3.13 Certain Regulations. Neither such Fund nor any investment portfolio thereof which is a Borrower is subject to regulation under any federal or state statute or regulation (other than the 1940 Act, Regulation U, Regulation X or applicable blue sky regulations) which limits its ability to incur Indebtedness.

                  3.14 Subsidiaries. Such Fund has no Subsidiaries and no equity investment or interest in any other Person (other than portfolio securities which have been acquired in the ordinary course of business).

                  3.15 Registration of Borrower. Each Borrower other than AIM Summit Fund and AIM Floating Rate is a series of a Fund that is registered as an open-end management investment company under the 1940 Act. AIM Summit Fund is registered as an open-end, diversified management investment company under the 1940 Act. AIM Floating Rate is registered as a closed-end, non-diversified management investment company under the 1940 Act.

                  3.16 Offering in Compliance with Securities Laws. Neither such Fund nor any investment portfolio thereof which is a Borrower has issued any of its securities in violation of any federal or state securities laws applicable thereto, which violation could reasonably be expected to have a Material Adverse Effect.

                  3.17 Investment Policies. Each Borrower is, and upon entering into this Agreement and the making of Loans hereunder to such Borrower, will be, in compliance in all material respects with all of its Investment Policies.

                  3.18 Permission to Borrow. Each Borrower is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus.

                  3.19 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of such Fund and each investment portfolio thereof which is a Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) is, and all other such factual information hereafter furnished by or on behalf of such Fund and each investment portfolio thereof which is a Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to the Administrative Agent or such Lender heretofore or contemporaneously in connection with the execution and delivery of this Agreement, as of the date of execution and delivery of this Agreement by the Administrative Agent or such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                  3.20 Affiliated Persons. To the best knowledge of such Fund and each investment portfolio thereof which is a Borrower, neither of the Agents nor any of the Lenders, together with their respective Affiliates other than Chase Bank of Texas, National Association (a list of which has been provided to the Borrowers by the respective Lenders), owns of record 5% or more of the outstanding voting securities of such Borrower.

                  3.21 Year 2000. Any reprogramming or replacement of software applications or hardware required to permit the proper functioning, in and following the year 2000, of the Fund's and any Borrower's (i) mission critical computer systems and (ii) mission critical equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed or replaced, will be substantially completed by June 30, 1999. The cost to the Fund or a Borrower of such reprogramming or replacing and testing will not result in a Default or a Material Adverse Effect.

                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Effectiveness. This Agreement shall become effective only upon the satisfaction or waiver of all of the following conditions precedent:

                  (a) Executed Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Fund on behalf of such Fund and on behalf of each investment portfolio thereof which is a Borrower, with a counterpart for each Lender.

                  (b) Officer's Certificate. The following statements shall be true and the Administrative Agent shall have received a certificate signed by a Responsible Officer of each Fund, on behalf of itself and on behalf of each investment portfolio thereof which is a Borrower, stating that (i) the representations and warranties contained in the Agreement are true and correct on and as of the Effective Date as though made on and as of such date, except for changes which have occurred and which were not prohibited by the terms of the Agreement,
         (ii) no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by the Funds and each investment portfolio thereof which is a Borrower, of the Agreement, and (iii) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Fund or any investment portfolio thereof which is a Borrower, threatened by or against such Fund or any investment portfolio thereof which is a Borrower or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  (c) Proceedings of the Funds and the Borrowers. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Fund dated the Effective Date, certifying (i) that attached thereto are true and complete copies of the resolutions of the Board of Directors or Trustees, as applicable, of the Fund authorizing the execution, delivery and performance by the Fund of this Agreement and borrowing under the Agreement, (ii) that said resolutions are all resolutions adopted by the Board of Directors or Trustees, as applicable, of the Fund in connection with the transactions contemplated hereby, are in full force and effect without modification as of such date, (iii) that true and complete copies of its Certificate of Incorporation and By-laws or its Certificate of Trust, Agreement and Declaration of Trust and By-laws are attached to such certificate and (iv) as to the incumbency and signatures of each of its officers executing this Agreement and any other documents to which it is a party.

                  (d) Fees. The Agents shall have received from the Borrowers the fees and expense reimbursements referred to under Section 9.5 hereof.

                  (e) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of counsel to the Funds, dated as of the Effective Date in form and substance reasonably satisfactory to the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (f) Related Documents. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by each Fund, of the most recent Prospectus for each Borrower, the Administration Agreement for each Borrower, the Custody Agreement for each Borrower, the Distribution Agreement for each Borrower, the Investment Advisory Agreement for each Borrower, the most recent annual and semi-annual financial reports for each Borrower, and such other documents or instruments as may be lawfully disclosed and as may be reasonably requested by the Administrative Agent.

                  (g) Regulation U; Forms U-1 and G-3. The Administrative Agent shall have received, and shall forward to each Lender, Form FR U-1 or Form FR G-3 (if applicable), duly executed and delivered by each Fund on its own behalf or on behalf of each investment portfolio thereof which is a Borrower, as applicable, and completed for delivery to each Lender, in form acceptable to the Administrative Agent.

                  (h) Other Matters. The Administrative Agent shall have received such other documents, opinions, approvals or appraisals as the Administrative Agent may reasonably request.

                  4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Fund, an investment portfolio of which is a requesting Borrower, and the requesting Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) Notes. The Administrative Agent shall have received Notes for each Lender which has requested Notes pursuant to subsection 2.5(e), executed and delivered by a duly authorized officer of each Fund on its own behalf or on behalf of each investment portfolio thereof which is a Borrower.

                  (c) No Default. No Default or Event of Default shall have occurred with respect to the requesting Borrower and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (d) Maximum Borrowing Limitation. After giving effect to the proposed Loans to be made, the Asset Coverage Ratio for all borrowings of such Borrower (other than a Designated Borrower) shall not be less than 3 to 1 and the Asset Coverage Ratio for all borrowings of any Designated Borrower shall not be less than the Designated Borrower Asset Coverage Ratio for such Designated Borrower.

                  (e) Borrowing Limitation in Prospectus. After giving effect to the proposed Loans to be made, the requesting Borrower shall not have exceeded the borrowing limits set forth by law and in its Prospectus.

                  (f) Regulation U; Forms U-I and G-3. The Lenders shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received, and shall forward to each Lender, a current list of "margin stock" (as defined in Regulation U) from each Borrower in form and substance acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2) of Regulation U.

                  (g) Additional Matters. All corporate and other proceedings, and all documents and instruments executed or delivered pursuant to this Agreement and the other Loan Documents shall be satisfactory in substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this subsection have been satisfied with respect to such Borrower.

                  4.3 Conditions Subsequent. (a) At such time as the following conditions subsequent have been satisfied or waived with respect to either of the AIM Equity Funds Additional Borrowers, such AIM Equity Funds Additional Borrower shall be added as a Borrower under the Agreement, and the Agreement shall be modified as hereinafter provided:

                  (1) The Administrative Agent shall have received an executed counterpart of the signature page to this Agreement, delivered by a duly authorized officer of AIM Equity Funds on behalf of the applicable AIM Equity Funds Additional Borrower, with a counterpart for each Lender.

                  (2) The Administrative Agent shall have received Notes for each Lender which has requested Notes pursuant to subsection 2.5(e), executed and delivered by a duly authorized officer of AIM Equity Funds on behalf of the applicable AIM Equity Funds Additional Borrower.

                  (3) The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by AIM Equity Funds, of the most recent Prospectus for each AIM Equity Funds Additional Borrower, the Administration Agreement for each AIM Equity Funds Additional Borrower, the Custody Agreement for each AIM Equity Funds Additional Borrower, the Distribution Agreement for each AIM Equity Funds Additional Borrower, the Investment Advisory Agreement for each AIM Equity Funds Additional Borrower, the most recent annual and semi-annual financial reports, if any, for each AIM Equity Funds Additional Borrower, and such other documents or instruments as may be lawfully disclosed and as may be reasonably requested by the Administrative Agent.

                  (4) The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors of AIM Equity Funds authorizing (i) the execution, delivery and performance of the Agreement and the other Loan Documents to which AIM Equity Funds and each AIM Equity Funds Additional Borrower is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of AIM Equity Funds as of the date of the addition of either AIM Equity Funds Additional Borrower to this Agreement, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (5) The Agents shall have received a certificate of AIM Equity Funds dated the date of subsequent execution of this Agreement, as to the incumbency and signature of the officers of AIM Equity Funds executing any Loan Document, executed by the Secretary or any Assistant Secretary of AIM Equity Funds, satisfactory in form and substance to the Agents.

                  (6) The following statements shall be true and the Administrative Agent shall have received a certificate signed by a Responsible Officer of AIM Equity Funds on behalf of itself and on behalf of each AIM Equity Funds Additional Borrower, stating that (i) the representations and warranties contained in the Agreement as to AIM Equity Funds and each AIM Equity Funds Additional Borrower are true and correct on and as of the date of subsequent execution of this Agreement, (ii) no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by AIM Equity Funds and each AIM Equity Funds Additional Borrower of this Agreement and (iii) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of AIM Equity Funds or either AIM Equity Funds Additional Borrower, threatened by or against AIM Equity Funds or either AIM Equity Funds Additional Borrower or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or
         (b) which could reasonably be expected to have a Material Adverse
         Effect.

                  (7) The Lenders shall be satisfied that the Loans to the AIM Equity Funds Additional Borrowers and the use of proceeds thereof comply in all respects with Regulation U. If required by Regulation U, the Administrative Agent shall have received a copy of Form FR U-1 or Form FR G-3 (as applicable), duly executed and delivered by AIM Equity Funds, on its own behalf and on behalf of each AIM Equity Funds Additional Borrower, and completed for delivery to each Lender.

                  (8) The Agents shall have received from the AIM Equity Funds Additional Borrowers the fees and expense reimbursements referred to under Section 9.5.

                  (9) The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of counsel to AIM Equity Funds, dated as of the date of subsequent execution of this Agreement in form and substance reasonably satisfactory to the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by the Agreement as the Administrative Agent may reasonably require.

                  (10) The Administrative Agent shall have received such other documents, opinions, approvals or appraisals as the Administrative Agent may reasonably request.

         (b) Upon the satisfaction or waiver of each of the foregoing conditions subsequent with respect to either of the AIM Equity Funds Additional Borrowers, all references in the

Agreement to a "Borrower" or the "Borrowers" shall be deemed to include the applicable AIM Equity Funds Additional Borrower.

         (c) Concurrently with the addition of each AIM Equity Funds Additional Borrower as a Borrower under the Agreement, to the extent necessary, Schedules I, III, IV, V, and VI of the Agreement will be deleted in their entireties and new Schedules I, III, IV, V and VI will be substituted in lieu thereof; updated to reflect information regarding the AIM Equity Funds Additional Borrowers.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  Each Fund for itself and on behalf of each investment portfolio thereof which is a Borrower hereby agrees that, so long as the Commitments remain in effect with respect to such Borrower or any amount is owing by such Borrower to any Lender or either of the Agents hereunder or under any other Loan Document, such Borrower shall:

               5.1 Financial Statements. Furnish to the Administrative Agent for distribution to each Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a schedule of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with regulatory requirements, and all reported on in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority by KPMG Peat Marwick LLP, Pricewaterhouse Coopers and Tait, Weller & Baker (with respect to the AIM Variable Funds) or other independent certified public accountants of recognized standing; provided, however, that the Fund's compliance with subsection 5.2(b) hereof shall be deemed to constitute satisfaction of this subsection 5.1(a);

                  (b) as soon as available and in any event within 90 days after the close of the first six-month period of each fiscal year of such Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a schedule of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements; provided, however, that the Fund's compliance with subsection 5.2(b) hereof shall be deemed to constitute satisfaction of this subsection 5.1(b); and

                  (c) as soon as available, but in any event not later than 10 days after the end of each fiscal month of each fiscal year of each Borrower, the net asset value sheet of such Borrower as at the end of such month, in the form and detail similar to those customarily prepared by the Fund's management for internal use and reasonably satisfactory to the Administrative Agent; provided, however, that if any Borrower has Loans outstanding, such Borrower shall provide each Lender with (i) such net asset value sheet described above in this subsection and (ii) a certificate of a Responsible Officer showing in reasonable detail the calculations supporting such Borrower's compliance with Section 6.1, within two Business Days after the end of each calendar week so long as any Loans to such Borrower remain outstanding;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.2 Certificates; Other Information. Furnish to the Administrative Agent for distribution to each Lender:

                   (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), as to Borrowers with Loans outstanding at such time, a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (b) within ten days after the same are filed with the Securities and Exchange Commission, copies of all financial statements and reports which each Borrower sends to all of its shareholders, and within ten days after the same are filed copies of all financial statements and reports which each Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (c) unless previously delivered pursuant to Section 5.1(c), as soon as available, but in any event not later than ten days after the end of each month, as to Borrowers with Loans outstanding at such time, a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, the list of such Borrower's portfolio securities attached to such certificate is true and correct, (ii) stating the market value (or if not available with respect to portfolio securities, fair value) of such portfolio securities and (iii) showing in reasonable detail the calculations supporting such Borrower's compliance with subsection 6.1;

                  (d) copies of all changes to the Prospectus or registration statement; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including taxes), except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, as the case may be or
(ii) the lack of timely payment thereof would not reasonably be expected to have a Material Adverse Effect.

                  5.4 Conduct of Business and Maintenance of Existence. Continue to engage solely in the business of investing in accordance with its Investment Policies (and all things incidental to those activities) and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to take such actions could not reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain at all times its status as an investment company or a series of an investment company registered under the 1940 Act.

                  5.5 Maintenance of Property: Insurance. Keep all property useful and necessary in its business, if any, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by entities engaged in the same or a similar business or as may otherwise be required by the Securities and Exchange Commission or any successor Governmental Authority (including, without limitation, (a) fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the 1940 Act or any successor provision and (b) errors and omissions insurance); and furnish to each Lender, upon written request, full information as to the insurance carried.

                  5.6 Inspection of Property: Books and Records Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender, at such Lender's expense, to visit and inspect any of its properties and examine and make abstracts from any of its books and records relating to the Borrowers, portfolio holdings or financial condition at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of such Borrower with officers and employees of such Borrower and with its independent certified public accountants.

                  5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default with respect to such Borrower;

                  (b) any (i) default or event of default under any Contractual Obligation of such Borrower or the Funds or (ii) litigation, investigation or proceeding which may exist at any time between the Funds and/or any Borrower and any Governmental Authority, which in either case (i) or (ii) , if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting such Borrower in which the amount involved is $1,000,000 (or its equivalent in any other currency) or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) any material change in such Borrower's Investment Policies or any change in the custodian of such Borrower's assets; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Fund or such Borrower proposes to take with respect thereto.

                  5.8 Purpose of Loans. Use the proceeds of the Loans for temporary or emergency purposes, including, without limitation, funding of the repurchase or redemption of shares of such Borrower at the request of the holders of such shares. Without limiting the foregoing, no Borrower will, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of any applicable statute, regulation, order or restriction.


                          SECTION 6. NEGATIVE COVENANTS

                  Each Fund on its own behalf or behalf of each investment portfolio thereof which is a Borrower hereby agrees that, so long as the Commitments with respect to such Borrower remain in effect or any amount is owing by such Borrower to any Lender or either of the Agents hereunder or under any other Loan Document, such Borrower shall not directly or indirectly:

                  6.1 Financial Condition Covenant. Permit the Asset Coverage Ratio of (i) such Borrower (other than a Designated Borrower) to be less than 3 to 1 or (ii) any Designated Borrower to be less than the Designated Borrower Asset Coverage Ratio for such Designated Borrower, or allow borrowings of such Borrower to exceed the limits set forth in the Borrower's Prospectus or under the 1940 Act.

                  6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness of such Borrower incurred
(i) under this Agreement and the Notes or (ii) in compliance with the Investment Policies of such Borrower and not otherwise prohibited by any Requirement of Law.

                  6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Borrower in conformity with GAAP, and (ii) Liens created, incurred, assumed or suffered to exist in compliance with the Investment Policies of such Borrower (including in favor of any custodian of a Borrower's assets) and not otherwise prohibited by any Requirement of Law.

                  6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation.

                  6.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of; all or substantially all of its property, business or assets, except to meet shareholder redemptions, or make any material change in its present method of conducting business; except that (i) a Borrower may liquidate if such Borrower repays any outstanding Loans and terminates the Commitments with respect to such Borrower prior to liquidation and (ii) a Borrower may merge or consolidate with any other Person if the Borrower or another Borrower is the surviving entity and immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default or an Event of Default.

                  6.6 Limitation on Distributions. During the occurrence and continuation of an Event of Default specified in sections 7(a) or (e), make any distribution to its shareholders, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower, except to the extent that such distributions are required in order for Sections 851-855 of the Code to apply to the Borrower and except as dictated by any other Requirement of Law.

                  6.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except those permitted by such Borrower's Investment Policies.

                  6.8 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement or the other Loan Documents, which prohibits or limits the ability of such Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided, however, that this subsection
6.8 shall not preclude a Borrower from (i) entering into repurchase agreements permitted by such Borrower's Investment Policies which repurchase agreements prohibit such Borrower from incurring any lien on the securities that are the subject of such repurchase agreements or (ii) entering into securities lending transactions permitted by such Borrower's Investment Policies that prohibit such Borrower from incurring any lien on the cash or securities of the securities borrower which are pledged to such Borrower as collateral for the securities loans.

                  6.9 Limitation on Change of Investment Policies. Change the Investment Policies without the consent of the Lenders.


                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing with respect to a Borrower (it being understood that a Default or Event of Default with respect to one Borrower shall not constitute a Default or Event of Default of any other Borrower):

                  (a) A Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or a Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) A Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) and (b) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (d) A Borrower shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is greater than 1% of such Borrower's Total Assets or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (e) (i) A Fund on behalf of itself as to AIM Summit Fund and AIM Floating Rate or on behalf of a Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Fund on behalf of itself as to AIM Summit Fund and AIM Floating Rate or on behalf of a Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Fund on behalf of itself as to AIM Summit Fund and AIM Floating Rate or on behalf of a Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Fund on behalf of itself as to AIM Summit Fund and AIM Floating Rate or on behalf of a Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Fund on behalf of itself as to AIM Summit Fund and AIM Floating Rate or on behalf of a Borrower shall take any action in furtherance of; or indicating its consent to, approval of; or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) a Fund on behalf of itself as to AIM Summit Fund and AIM Floating Rate or on behalf of a Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) Either a Borrower or any Commonly Controlled Entity of such Borrower incurs any liability to any Plan which could reasonably be expected to have a Material Adverse Effect; or

                  (g) One or more judgments or decrees shall be entered against a Borrower involving in the aggregate liability (not fully covered by insurance or otherwise paid or discharged) in an amount in excess of 1% of such Borrower's Total Assets and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (h) Unless consented to by the Required Lenders, an Affiliate of AIM shall no longer be employed as an investment advisor for a Borrower; or

                  (i) A Borrower's registration under the 1940 Act shall lapse or be suspended, or a Borrower shall fail to comply in any material respects with the 1940 Act; or

                  (j) A Borrower shall fail to materially comply with its Investment Policies;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) of this Section with respect to the Fund or such Borrower, automatically the commitments available to such Borrower shall immediately terminate and the Loans hereunder made to such Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default, any or all of the following actions may be taken:
(i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower declare the Commitments available to such Borrower to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 8. THE AGENTS

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.

                  8.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

                  8.3 Exculpatory Provisions. Neither of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence, bad faith or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Fund or any Borrower or any officer of any Fund contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or condition of; this Agreement or any other Loan Document, or to inspect the properties, books or records of any Fund or any Borrower;

                  8.4 Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Funds or the Borrowers), independent accountants and other experts selected by either of the Agents. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment; negotiation or transfer thereof shall have been filed with the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. Neither the Administrative Agent, the Operations Agent nor the Swing Line Lender shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent, the Operations Agent or the Swing Line Lender, as applicable, has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Funds or Borrowers, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon either of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the respective Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Funds or the Borrowers which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify each of the Agents in its respective capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of; the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence, bad faith or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts, payable hereunder.

                  8.8 Agent in Its Individual Capacity. The Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Fund or any Borrower as though the Agents were not the Administrative Agent and the Operations Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, each of the Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agents in their individual capacities.

                  8.9 Successor Agent. The Administrative Agent or the Operations Agent may resign as Administrative Agent or Operations Agent upon 10 days' notice to the Lenders. If the Administrative Agent or the Operations Agent shall resign as Administrative Agent or Operations Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Administrative Agent" or "Operations Agent", as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with a Fund on its own behalf or on behalf of an investment portfolio thereof which is a Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of such Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof; or reduce the stated rate of any interest or fee or any other amount payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Fund on its own behalf or on behalf of any investment portfolio thereof which is a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Agents. Any such waiver and any such amendment, supplement or modification shall be effective (i) only for such Borrower(s) on whose behalf the respective Fund executed such document(s) and (ii) in the specific instance and for the specific purpose for which given.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Funds, any Borrower and the Agents, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                  The Funds and            [Name of Fund and Borrower]
                  The Borrowers:           11 Greenway Plaza. Suite 100
                                           Houston, TX 77046
                                           Attention:  General Counsel
                                           Facsimile: (713) 993-9185 and
                                           Attention: Fund Treasurer
                                           Facsimile: (713) 965-9778



                  The Administrative       The Chase Manhattan Bank
                  Agent:                   270 Park Avenue, 36th Floor
                                           New York, New York 10017
                                           Attention:    Gail Weiss
                                           Facsimile:    (212) 270-1789

                                           and

                                           Chase Loan & Agency Services
                                           One Chase Manhattan Plaza, 8th Floor
                                           New York, New York 10081
                                           Attention: Laura Rebecca
                                           Facsimile: (212) 552-7490

                  The Operations           State Street Bank and Trust Company
                  Agent:                   225 Franklin Street, LCC-2
                                           Boston, Massachusetts 02110
                                           Attention: Ned Siegel
                                           Facsimile: (617) 662-2325

provided that any notice, request or demand to or upon the Agents or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.9, 2.17 or 2.18 shall not be effective until received.

                  9.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  9.5 Payment of Expenses and Taxes. Each Borrower agrees severally, with respect to its pro rata portions as allocated by AIM in its reasonable discretion (a) to pay or reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of; and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and either Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to such Borrower, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of; or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of; or any waiver or consent under or in respect of; this Agreement, the other Loan Documents and any such other documents with respect to such Borrower, and (d) to pay, indemnify, and hold each Lender and the Agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising from the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided; that such Borrower shall have no obligation hereunder to the Agents or any Lender with respect to indemnified liabilities arising from (i) the gross negligence, bad faith or willful misconduct of either of the Agents or any such Lender or (ii) legal proceedings commenced against either of the Agents or any such Lender by any security holder or creditor of a Borrower arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns: Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of each Fund, the Borrowers, the Lenders, the Agents and their respective successors and assigns, except that no Fund or any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof; such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) of the proviso in Section 9.1 without the consent of the Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.12, 2.13 and
2.14 with respect to its participation in the

Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsections 2.12 and 2.13, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof (but only if such affiliate, together with its Affiliates, does not own of record 5% or more of the outstanding voting securities of a Borrower and only if such affiliate is a "bank" (as such term is defined in Section 2(a)(5) of the 1940 Act)) or, with the consent of each Fund, the Administrative Agent and the Operations Agent (which in each case shall not be unreasonably withheld), to a "bank" (as such term is defined in Section 2(a)(5) of the 1940 Act) (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit B, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof; by each Fund and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and (upon the Administrative Agent's notice thereof to the Operations Agent) recording in the Register by the Operations Agent; provided, however, that assignments to banks other than Lenders or affiliates thereof must be in amounts of at least $30,000,000 or, if less, the entire amount of the assignor's rights and obligations. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Funds shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered on behalf of the Borrowers, for any assignment which occurs at any time when any of the events described in Section 7(e) shall have occurred and be continuing.

                  (d) The Operations Agent, on behalf of the Borrowers, shall maintain at the address of the Operations Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of; and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof; by each Fund, the Administrative Agent and the Operations Agent) and together with, in the case of an Assignee that is not then a Lender or an affiliate thereof; payment by the assigning Lender or Assignee to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and provide notice thereof to the Operations Agent and
(ii) on the effective date determined pursuant thereto request the Operations Agent to record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Funds and the Borrowers.

                  (f) Each Fund and each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 9.16, any and all financial information in such Lender's possession concerning the Funds or any Borrower and their Affiliates which has been delivered to such Lender by or on behalf of the Funds or the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Funds or the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  9.7 Adjustments: Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans (other than a Swing Line Loan), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off; pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof; as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify such Borrower and the Agents after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. Nothing herein shall permit any set-off against any other Borrower of obligations of a different Borrower.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each Fund and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the agreement of each Fund, each Borrower, the Agents and the Lenders with respect to the subject matter hereof; and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction: Waivers. Each Fund and each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof; to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Fund or such Borrower at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgements. Each Fund and each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Agents nor any Lender has any fiduciary relationship with or duty to such Fund or such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and each Fund and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Funds, the Borrowers and the Lenders.

                  9.14 WAIVERS OF JURY TRIAL. EACH FUND, EACH BORROWER, THE ADMINISTRATIVE AGENT, THE OPERATIONS AGENT AND THE LENDERS

HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  9.15 Non-Recourse; Business Trust. The Agents and the Lenders hereby agree for the benefit of each and every officer of the Funds and the Borrowers, the trustees and shareholders of AIM Funds Group, AIM Investment Securities, AIM Growth Series, AIM Series Trust, AIM Investment Funds, GT Global Series and GT Global Trust, and any successor, assignee, heir, estate, executor, administrator or personal representative of any such person (a "Non-Recourse Person") that: (a) no Non-Recourse Person shall have any personal liability for any obligation of any Borrower under this Agreement or any Loan Document or any other instrument or document delivered pursuant hereto or thereto; (b) no claim against any Non-Recourse Person may be made for any obligation of any Borrower under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for payment of principal of; or interest on, the Loans or for any fees, expense, or other amounts payable by any Borrower hereunder or thereunder, or otherwise; and (c) the obligations of the Borrowers under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto are enforceable solely against the respective Borrower and such Borrower's properties and assets.

                  9.16 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of a Fund or a Borrower pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of a Fund or a Borrower; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to its affiliates which agree to comply with the provisions of this subsection, the Agents or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than by such Lender's breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder. In the event that a Lender determines to disclose information pursuant to clauses (iv) or (v) of this subsection 9.16, such Lender will, to the extent permitted by applicable law, notify the applicable Fund and Borrower prior to disclosing such information.

                  9.17      Reference to and Effect on the Documents.

                  (a) Each reference in this Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in documents related to the Agreement, shall mean and be a reference to the Credit Agreement as amended and restated hereby.

                  (b) Except as specifically amended hereby, all documents, agreements, instruments or writings entered into in connection with the Credit Agreement shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each Fund, on behalf of itself and on behalf of each investment portfolio thereof which is a Borrower. The amendment and restatement of the Credit Agreement contained herein are limited precisely as written and shall not be deemed (i) to be a consent to any waiver or modification of any term or condition of any document delivered pursuant to the Credit Agreement, (ii) to prejudice any right or rights which the Lenders or the Agents may now or in the future have in connection with the Agreement or (iii) to be a waiver of any now existing or hereafter arising Default or Events of Default.

                  9.18 Eligible Lenders. Each Lender represents and warrants that (i) it is a "bank" (as defined in Section 2(a)(5) of the 1940 Act) and (ii) to its best knowledge, it is not an "Affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of any Borrower or AIM.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                           AIM EQUITY FUNDS, INC.,

                           on behalf of itself and on behalf of AIM
                           Aggressive Growth Fund, AIM Blue Chip Fund,
                           AIM Capital Development Fund, AIM Charter
                           Fund, AIM Constellation Fund, AIM Large Cap
                           Growth Fund and AIM Weingarten Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM FUNDS GROUP,

                           on behalf of itself and on behalf of AIM Balanced Fund, AIM Global Utilities Fund, AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Municipal Bond Fund,
                           AIM Select Growth Fund and AIM Value Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM INTERNATIONAL FUNDS, INC.,

                           on behalf of itself and on behalf of AIM Asian Growth Fund, AIM European Development Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund and AIM
                           International Equity Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer

                           AIM INVESTMENT SECURITIES FUNDS,

                           on behalf of itself and on behalf of AIM High Yield Fund II and AIM Limited Maturity Treasury Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM SUMMIT FUND, INC.


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM TAX-EXEMPT FUNDS, INC.

                           on behalf of itself and on behalf of AIM High Income Municipal Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM Tax-Free Intermediate Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM ADVISOR FUNDS, INC.

                           on behalf of itself and on behalf of AIM Advisor Flex Fund, AIM Advisor International Value Fund, AIM Advisor Large Cap Value Fund, AIM Advisor MultiFlex Fund and AIM Advisor Real Estate Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer

                           AIM VARIABLE INSURANCE FUNDS, INC.

                           on behalf of itself and on behalf of AIM V.I. Aggressive Growth Fund, AIM V.I. Balanced Fund, AIM V.I. Capital Appreciation Fund, AIM V.I. Capital Development Fund, AIM V.I. Diversified Income Fund, AIM V.I. Global Growth and Income Fund, AIM V.I. Global Utilities Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth and Income Fund, AIM V.I. Growth Fund, AIM V.I. High Yield Fund, AIM V.I. International Equity Fund, AIM V.I. Telecommunications Fund and
                           AIM V.I. Value Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM GROWTH SERIES

                           on behalf of itself and on behalf of AIM Basic Value Fund, AIM Europe Growth Fund, AIM Japan Growth Fund, AIM Mid Cap Equity Fund, AIM New Pacific Growth Fund and AIM Small Cap Growth Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM SERIES TRUST

                           on behalf of itself and on behalf of AIM Global Trends Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer

                           GT GLOBAL FLOATING RATE FUND, INC., d/b/a AIM FLOATING RATE FUND


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           AIM INVESTMENT FUNDS

                           on behalf of itself and on behalf of AIM Developing Markets Fund, AIM Emerging Markets Debt Fund, AIM Global Consumer Products & Services Fund, AIM Global Financial Services Fund, AIM Global Government Income Fund, AIM Global Growth & Income Fund, AIM Global Health Care Fund, AIM Global Infrastructure Fund, AIM Global Resources Fund, AIM Global Telecommunications Fund, AIM Latin American Growth Fund and AIM Strategic Income Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer


                           GT  GLOBAL  VARIABLE  INVESTMENT SERIES

                           on behalf of itself and on behalf of GT Global Variable America Fund, GT Global Variable Europe Fund, GT Global Variable International Fund and GT Global Variable New Pacific Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                  Title:  VP and Treasurer

                           GT  GLOBAL  VARIABLE  INVESTMENT TRUST

                           on behalf of itself and on behalf of GT Global Variable Emerging Markets Fund, GT Global Variable Global Government Income Fund, GT Global Variable Growth & Income Fund, GT Global Variable Infrastructure Fund, GT Global Variable Latin America Fund, GT Global Variable Natural Resources Fund, GT Global Variable Strategic Income Fund, GT Global Variable Telecommunications Fund and GT Global Variable U.S. Government Income Fund


                           By:  /s/ DANA R. SUTTON
                              ----------------------------------------
                                Title:  VP and Treasurer


                            THE CHASE MANHATTAN BANK,

                            as Administrative Agent and as a Lender

                            By: /s/ GAIL WEISS
                              ----------------------------------------
                                Title:    Vice President



                           DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, as a Lender


                            By: /s/ ALAN KROUK
                              ----------------------------------------
                                Title:    Assistant Vice President


                            By: /s/ JONATHAN B. P. MENDES
                              ----------------------------------------
                                Title: Vice President

                           GT GLOBAL VARIABLE INVESTMENT TRUST

                           on behalf of itself and on behalf of GT Global Variable Emerging Markets Fund, GT Global Variable Global Government Income Fund, GT Global Variable Growth & Income Fund, GT Global Variable Infrastructure Fund, GT Global Variable Latin America Fund, GT Global Variable Natural Resources Fund, GT Global Variable Strategic Income Fund, GT Global Variable Telecommunications Fund and GT Global Variable U.S. Government Income Fund


                           By:_________________________________
                                    Title:




                           DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, as a Lender


                           By:___________________________________________
                                  Title:



                           By:___________________________________________
                                  Title:


                           CREDIT LYONNAIS, NEW YORK BRANCH,
                                    as a Lender


                           By:_________________________________

                           GT GLOBAL VARIABLE INVESTMENT TRUST

                           on behalf of itself and on behalf of GT Global Variable Emerging Markets Fund, GT Global Variable Global Government Income Fund, GT Global Variable Growth & Income Fund, GT Global Variable Infrastructure Fund, GT Global Variable Latin America Fund, GT Global Variable Natural Resources Fund, GT Global Variable Strategic Income Fund, GT Global Variable Telecommunications Fund and GT Global Variable U.S. Government Income Fund


                           By:________________________________
                                  Title:


                           THE CHASE MANHATTAN BANK,

                           as Administrative Agent and as a Lender

                           By:________________________________
                                  Title:

                           CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                           By:  /s/ SEBASTIAN ROCCO
                           ---------------------------------------
                                  Title:  Senior Vice President


                           SOCIETE GENERALE, NEW YORK BRANCH,
                               as a Lender


                           By:  /s/ INDRA KISH
                           ---------------------------------------
                                  Title:  Vice President


                           BANQUE NATIONALE DE PARIS,
                           as a Lender


                           By:  /s/ MARGUERITE L. LEBON
                           ---------------------------------------
                                  Title:  Assistant Vice President

                           By:  /s/ FRANCES E.R. TENNEY
                           ---------------------------------------
                                  Title:  Vice President


                           COMMERZBANK AG, NEW YORK BRANCH
                           as a Lender


                           By:  /s/ JOSEPH J. HAYES
                           ---------------------------------------
                                  Title:  Assistant Vice President


                           By:  /s/ LAWRENCE MANOCHIO
                           ---------------------------------------
                                  Title:  Assistant Treasurer

                           THE FIRST NATIONAL BANK OF CHICAGO,
                           as a Lender


                           By:  /s/ DAVID SIAN
                              ------------------------------------
                                   Title:  Corporate Banking Officer


                           THE BANK OF NOVA SCOTIA,
                           as a Lender


                           By:  /s/ R.H. BOESE
                              ------------------------------------
                                   Title: Sr. Relationship Manager


                           STATE STREET BANK AND TRUST COMPANY,
                           as Operations Agent and as a Lender


                           By: /s/ EDWARD A. SIEGEL
                              ------------------------------------
                                   Title:  Vice President

Delivered pursuant to Section 4.3 of the Agreement.


                           AIM EQUITY FUNDS, INC.

                           on behalf of itself and on behalf of AIM Growth and Income Fund


                           By:
                              ---------------------------------
                                  Title:


                           AIM EQUITY FUNDS, INC.

                           on behalf of itself and on behalf of AIM Dent Demographic Trends Fund


                           By:
                              ---------------------------------
                                  Title:

                                                                      SCHEDULE I

                                FUNDS/BORROWERS


AIM Equity Funds, Inc.

          AIM Aggressive Growth Fund                          $975,000,000

          AIM Blue Chip Fund                                  $975,000,000

          AIM Capital Development Fund                        $975,000,000

          AIM Charter Fund                                    $975,000,000

          AIM Constellation Fund                              $975,000,000

          AIM Large Cap Growth Fund                           $975,000,000

          AIM Weingarten Fund                                 $975,000,000

AIM Funds Group

          AIM Balanced Fund                                   $975,000,000

          AIM Global Utilities Fund                           $975,000,000

          AIM High Yield Fund                                 $975,000,000

          AIM Income Fund                                     $975,000,000

          AIM Intermediate Government Fund                    $975,000,000

          AIM Municipal Bond Fund                             $975,000,000

          AIM Select Growth Fund                              $975,000,000

          AIM Value Fund                                      $975,000,000

AIM International Funds, Inc.

          AIM Asian Growth Fund                               $975,000,000

          AIM European Development Fund                       $975,000,000

          AIM Global Aggressive Growth Fund                   $975,000,000

          AIM Global Growth Fund                              $975,000,000

          AIM Global Income Fund                              $975,000,000

          AIM International Equity Fund                       $975,000,000

AIM Investment Securities Funds

          AIM High Yield Fund II                              $975,000,000

          AIM Limited Maturity Treasury Fund                  $975,000,000

AIM Summit Fund, Inc.                                         $975,000,000

AIM Tax-Exempt Funds, Inc.

          AIM High Income Municipal Fund                      $975,000,000

          AIM Tax-Exempt Bond Fund of Connecticut             $975,000,000

          AIM Tax-Free Intermediate Fund                      $975,000,000

AIM Advisor Funds, Inc.

          AIM Advisor Flex Fund                               $975,000,000

          AIM Advisor International Value Fund                $975,000,000

          AIM Advisor Large Cap Value Fund                    $975,000,000

          AIM Advisor MultiFlex Fund                          $975,000,000

          AIM Advisor Real Estate Fund                        $975,000,000

AIM Variable Insurance Funds, Inc.

          AIM V.I. Aggressive Growth Fund                     $975,000,000

          AIM V.I. Balanced Fund                              $975,000,000

          AIM V.I. Capital Appreciation Fund                  $975,000,000

          AIM V.I. Capital Development Fund                   $975,000,000

          AIM V.I. Diversified Income Fund                    $975,000,000

          AIM V.I. Global Growth and Income Fund              $975,000,000

          AIM V.I. Global Utilities Fund                      $975,000,000

          AIM V.I. Government Securities Fund                 $975,000,000

          AIM V.I. Growth and Income Fund                     $975,000,000

          AIM V.I. Growth Fund                                $975,000,000

          AIM V.I. High Yield Fund                            $975,000,000

          AIM V.I. International Equity Fund                  $975,000,000

          AIM V.I. Telecommunications Fund                    $975,000,000

          AIM V.I. Value Fund                                 $975,000,000

AIM Growth Series

          AIM Basic Value Fund                                $975,000,000

          AIM Europe Growth Fund                              $975,000,000

          AIM Japan Growth Fund(1)                            $975,000,000

          AIM Mid Cap Equity Fund                             $975,000,000

          AIM New Pacific Growth Fund(1)                      $975,000,000

          AIM Small Cap Growth Fund                           $975,000,000

----------------
         (1) Designated Borrower with a Designated Borrower Asset Coverage Ratio of 4 to 1

AIM Series Trust

          AIM Global Trends Fund                             $975,000,000

GT Global Floating Rate Fund, Inc.,                          $975,000,000

          d/b/a AIM Floating Rate Fund

AIM Investment Funds

          AIM Developing Markets Fund                        $975,000,000

          AIM Emerging Markets Debt Fund                     $975,000,000

          AIM Global Consumer Products & Services Fund       $975,000,000

          AIM Global Financial Services Fund                 $975,000,000

          AIM Global Government Income Fund                  $975,000,000

          AIM Global Growth & Income Fund                    $975,000,000

          AIM Global Health Care Fund                        $975,000,000

          AIM Global Infrastructure Fund                     $975,000,000

          AIM Global Resources Fund                          $975,000,000

          AIM Global Telecommunications Fund                 $975,000,000

          AIM Latin American Growth Fund(1)                  $975,000,000

          AIM Strategic Income Fund                          $975,000,000

GT Global Variable Investment Series

          GT Global Variable America Fund                    $975,000,000

          GT Global Variable Europe Fund                     $975,000,000

          GT Global Variable International Fund              $975,000,000

          GT Global Variable New Pacific Fund                $975,000,000

         ------------------
         (1) Designated Borrower with a Designated Borrower Asset Coverage Ratio of 4 to 1

GT Global Variable Investment Trust

          GT Global Variable Emerging Markets Fund (1)       $975,000,000

          GT Global Variable Global Government Income Fund   $975,000,000

          GT Global Variable Growth & Income Fund            $975,000,000

          GT Global Variable Infrastructure Fund             $975,000,000

          GT Global Variable Latin America Fund (1)          $975,000,000

          GT Global Variable Natural Resources Fund          $975,000,000

          GT Global Variable Strategic Income Fund           $975,000,000

          GT Global Variable Telecommunications Fund         $975,000,000

          GT Global Variable U.S. Government Income Fund     $975,000,000
                                                             ------------

                   Maximum Credit Available                   $,975,00000
                                                             ============


--------------------------

        (1) Designated Borrower with a Designated Borrower Asset Coverage Ratio of 4 to 1

                                                                     SCHEDULE II

                          COMMITMENTS, ADDRESSES, ETC.

                                                          Amount of
Name and Address of Lender                                Commitment
--------------------------                                ----------
THE CHASE MANHATTAN BANK                                  $125,000,000
270 Park Avenue, 36th Floor
New York, New York 10017
Attention: Gail Weiss
Facsimile: (212) 270-1789

DEUTSCHE BANK AG                                          $125,000,000
31 West 52nd Street, 23rd Floor
New York, New York 10019
Attention: Tykie Tobin
Facsimile: (212) 474-8346

CREDIT LYONNAIS, NEW YORK BRANCH                          $125,000,000
1301 Avenue of the Americas
New York, New York 10019
Attention: Kathleen Bowers
Facsimile: (212) 261-3401

SOCIETE GENERALE, NEW YORK BRANCH                         $125,000,000
1221 Avenue of the Americas, 11th Floor
New York, New York 10020
Attention: Indra Kish
Facsimile: (212) 278-7569

COMMERZBANK AG                                            $125,000,000
2 World Financial Center
New York, NY 10281
Attention: Bill Early
Facsimile: (212) 266-7530

BANQUE NATIONALE DE PARIS                                 $100,000,000
499 Park Avenue, 2nd Floor
New York, New York 10022
Attention: Laurent Vanderzyppe
Facsimile: (212) 415-9707

THE FIRST NATIONAL BANK OF CHICAGO                         $100,000,000
153 West 51st Street
New York, NY 10019
Attention: Nicole Holzapfel
Facsimile: (212) 373-1393

THE BANK OF NOVA SCOTIA                                     $75,000,000
One Liberty Plaza
New York, NY 10006
Attention: John Neylan
Facsimile: (212) 225-5286

STATE STREET BANK AND TRUST COMPANY                         $75,000,000
225 Franklin Street, LCC-2
Boston, Massachusetts 02110
Attention: Ned Siegel
Facsimile: (617) 662-2325

                                                                    SCHEDULE III


                         INVESTMENT ADVISORY AGREEMENTS

* Master Investment Advisory Agreement between A I M Advisors, Inc. and AIM Equity Funds, Inc. dated February 28, 1997, as amended March 1, 1999 and March 12, 1999

* Master Sub-Advisory Agreement between A I M Advisors, Inc. and A I M Capital Management, Inc. relating to the AIM Charter Fund, AIM Constellation Fund and AIM Weingarten Fund portfolios of AIM Equity Funds, Inc. dated February 28, 1997

* Sub-Advisory Agreement between A I M Advisors, Inc. and H. S. Dent Advisors, Inc. relating to the AIM Dent Demographic Trends Fund portfolio of AIM Equity Funds, Inc. dated May 11, 1999

* Master Investment Advisory Agreement between A I M Advisors, Inc. and AIM Funds Group dated February 28, 1997, as amended May 1, 1998

* Master Investment Advisory Agreement between A I M Advisors, Inc. and AIM International Funds, Inc. dated February 28, 1997, as amended November 1, 1997

* Master Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Global Asset Management Limited relating to the AIM Asian Growth Fund and AIM European Development Fund portfolios of AIM International Funds, Inc. dated November 1, 1997

* Sub-Sub-Advisory Agreement between INVESCO Global Asset Management Limited and INVESCO Asia Limited relating to the AIM Asian Growth Fund portfolio of AIM International Funds, Inc. dated November 1, 1997

* Sub-Sub-Advisory Agreement between INVESCO Global Asset Management Limited and INVESCO Asset Management Limited relating to the AIM European Development Fund portfolio of AIM International Funds, Inc. dated November 1, 1997

* Master Investment Advisory Agreement between A I M Advisors, Inc. and AIM Investment Securities Funds dated February 28, 1997, as amended September 28, 1998

* Master Investment Advisory Agreement between A I M Advisors, Inc. and AIM Summit Fund, Inc. dated February 28, 1997

* Sub-Advisory Agreement between A I M Advisors, Inc. and TradeStreet Investment Associates, Inc. relating to AIM Summit Fund, Inc. dated February 28, 1997

* Master Investment Advisory Agreement between A I M Advisors, Inc. and AIM Tax-Exempt Funds, Inc. dated February 28, 1997, as amended September 20, 1997

* Investment Advisory Agreement between A I M Advisors, Inc. and AIM Advisor Funds, Inc. dated August 4, 1997, as amended March 2, 1998

* Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Capital Management, Inc. relating to the AIM Advisor Large Cap Value Fund and the AIM Advisor Flex Fund portfolios of AIM Advisor Funds, Inc. dated August 4, 1997

* Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Global Asset Management Limited relating to the AIM Advisor International Value Fund portfolio of AIM Advisor Funds, Inc. dated August 4, 1997

* Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Management & Research, Inc. relating to the AIM Advisor MultiFlex Fund portfolio of AIM Advisor Funds, Inc. dated August 4, 1997

* Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Realty Advisors, Inc. relating to the AIM Advisor Real Estate Fund portfolio of AIM Advisor Funds, Inc. dated August 4, 1997

* Master Investment Advisory Agreement between A I M Advisors, Inc. and AIM Variable Insurance Funds, Inc. dated February 28, 1997 and amendments dated April 15, 1998 and December 14, 1998

* Sub-Advisory Agreement between A I M Advisors, Inc. and INVESCO Asset Management Limited relating to the AIM V.I. Global Growth and Income Fund portfolio of AIM Variable Insurance Funds, Inc. dated December 14, 1998

* Amended and Restated Investment Management and Administration Contract between A I M Advisors, Inc. and AIM Growth Series dated March 18, 1999

* Amended and Restated Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO Asset Management Limited relating to the AIM Europe Growth portfolio of AIM Growth Series dated February 12, 1999

* Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO Asset Management (Japan) Limited relating to the AIM Japan Growth Fund portfolio of AIM Growth Series dated April 1, 1999

* Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO Asia Management Limited relating to the AIM New Pacific Growth Fund portfolio of AIM Growth Series dated April 1, 1999

* Amended and Restated Investment Management and Administration Contract between A I M Advisors, Inc. and AIM Series Trust relating to AIM Global Trends Fund dated September 8, 1998

* Amended and Restated Investment Management and Administration Contract between A I M Advisors, Inc. and AIM Investment Funds dated June 1, 1999

* Amended and Restated Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO Asset Management Limited relating to the AIM Latin American Growth Fund, AIM Emerging Markets Fund, AIM Global Growth & Income Fund, AIM Global Government Income Fund and AIM Developing Markets Fund portfolios of AIM Investment Funds dated February 12, 1999

* Investment Management and Administration Contract between A I M Advisors, Inc. and GT Global Variable Investment Series dated May 29, 1998

* Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO Asia Limited relating to the GT Global Variable New Pacific Fund portfolio of GT Global Variable Investment Series dated April 1, 1999

* Amended and Restated Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO (NY), Inc. relating to the GT Global Variable America Fund and GT Global Money Market Fund portfolios of GT Global Variable Investment Series dated April 1, 1999

* Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO Asset Management Limited relating to the GT Global Variable Europe Fund and GT Global Variable International Fund portfolios of GT Global Variable Investment Series dated December 14, 1998

* Investment Management and Administration Contract between A I M Advisors, Inc. and GT Global Variable Investment Trust dated May 29, 1998

* Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO Asset Management Limited relating to the GT Global Variable Latin America Fund, GT Global Variable Growth & Income Fund, GT Global Variable Emerging Markets Fund and GT Global Variable Global Government Income Fund portfolios of GT Global Variable Investment Trust dated December 14, 1998

* Sub-Advisory Contract between A I M Advisors, Inc. and INVESCO (NY) Inc. relating to GT Global Variable Strategic Income Fund and GT Global Variable U.S. Government Income Fund portfolios of GT Global Investment Trust dated December 14, 1998

                                                                     SCHEDULE IV

                           ADMINISTRATION AGREEMENTS(2)

* Master Administrative Services Agreement between AIM Equity Funds, Inc. and A I M Advisors, Inc. dated February 28, 1997, as amended March 1, 1999

* Master Administrative Services Agreement between AIM Funds Group and A I M Advisors, Inc. dated February 28, 1997, as amended May 1, 1998


* Master Administrative Services Agreement between AIM International Funds, Inc. and A I M Advisors, Inc. dated February 28, 1997, as amended November 1, 1997

* Master Administrative Services Agreement between AIM Investment Securities Funds and A I M Advisors, Inc. dated February 28, 1997, as amended September 28, 1998

* Administrative Services Agreement between AIM Summit Fund, Inc. and A I M Advisors, Inc. dated February 28, 1997

* Administrative Services Agreement (Shareholder Services) between A I M Advisors, Inc. and A I M Fund Services, Inc. relating to AIM Summit Fund, Inc. dated February 28, 1997

* Master Administrative Services Agreement between AIM Tax-Exempt Funds, Inc. and A I M Advisors, Inc. dated February 28, 1997, as amended on September 20, 1997

* Operating Services Agreement between AIM Advisor Funds, Inc. and A I M Advisors, Inc. dated August 4, 1997

* Master Administrative Services Agreement between A I M Advisors, Inc. and AIM Variable Insurance Funds, Inc. dated May 1, 1998, as amended December 14, 1998

* Amended and Restated Administration Contract between AIM Growth Series and
A I M Advisors, Inc. relating to AIM Small Cap Equity Fund and AIM Basic Value Fund dated September 8, 1998

--------------------
(2) Administrative Services may also be provided to AIM Growth Series, AIM Series Trust, AIM Investment Funds, GT Global Variable Investment Series and GT Global Variable Investment Trust pursuant to the investment management and administration contracts of such funds.

* Fund Accounting and Pricing Agent Agreement between A I M Advisors, Inc. and AIM Growth Series dated June 1, 1998

* Fund Accounting and Pricing Agent Agreement between A I M Advisors, Inc. and AIM Series Trust dated June 1, 1998

* Administration Contract between GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) and A I M Advisors, Inc. dated May 29, 1998

* Sub-Administration Contract between GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund), A I M Advisors, Inc. and INVESCO (NY), Inc. dated May 29, 1998

* Fund Accounting and Pricing Agent Agreement between Chancellor LGT Asset Management, Inc. and GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate
Fund) dated January 13, 1998

* Administration Contract between AIM Investment Funds and A I M Advisors, Inc. relating to AIM Global Consumer Products and Services Fund, AIM Global Financial Services Fund, AIM Global Infrastructure Fund, AIM Global Resources Fund and AIM Emerging Markets Debt Fund dated September 8, 1998

* Fund Accounting and Pricing Agent Agreement between A I M Advisors, Inc. and GT Global Variable Investment Series dated June 1, 1998

* Fund Accounting and Pricing Agent Agreement between A I M Advisors, Inc. and GT Global Variable Investment Trust dated June 1, 1998

                                                                      SCHEDULE V

                               CUSTODY AGREEMENTS

* Custodian Agreement between AIM Equity Funds, Inc. and State Street Bank and Trust Company dated October 1, 1992, and amendments dated October 15, 1993, September 19, 1995, December 4, 1995, September 28, 1996 and September 9, 1998

* Custodian Agreement between AIM Funds Group and State Street Bank and Trust Company dated October 15, 1993, and amendments dated September 19, 1995, September 28, 1996 and September 9, 1998

* Custodian Agreement between AIM Funds Group and The Bank of New York Group relating to AIM Municipal Bond Fund dated October 19, 1995, as amended July 30, 1996

* Custodian Contract between AIM International Funds, Inc. and State Street Bank and Trust Company dated November 8, 1991 and amendments dated July 1, 1994, September 19, 1995, September 28, 1996, November 1, 1997 and September 9, 1998

* Custodian Agreement between AIM Investment Securities Funds and State Street Bank and Trust Company dated September 28, 1998

* Custodian Agreement between AIM Summit Fund, Inc. and State Street Bank and Trust Company dated March 7, 1988, and amendments dated September 19, 1995, September 28, 1996 and September 9, 1998

* Custodian Agreement between AIM Tax-Exempt Funds, Inc. and The Bank of New York dated October 19, 1995

* Custodian Contract between AIM Advisor Funds, Inc. and State Street Bank and Trust Company dated August 4, 1997, as amended September 9, 1998, and Payment Agreement among AIM Advisor Funds, Inc., A I M Advisors, Inc. and State Street Bank and Trust Company dated August 4, 1997

* Custodian Contract between AIM Variable Insurance Funds, Inc. and State Street Bank and Trust Company dated March 31, 1993 and amendments dated April 25, 1994, September 19, 1995, September 28, 1996 and September 9, 1998

* Custodian Contract between G.T. Global Income Series, Inc. (now known as AIM Growth Series) and State Street Bank and Trust Company dated September 15, 1988, and amendments dated 1994, June 20, 1995 and January 26, 1999

* Custodian Contract between AIM Series Trust and State Street Bank and Trust Company dated June 1, 1998, as amended January 26, 1999

* Custodian Contract between GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) and State Street Bank and Trust Company dated April 30, 1997, as amended January 26, 1999

* Custodian Contract between GT Global Income Series, Inc. (now known as AIM Investment Funds) and State Street Bank and Trust Company dated April 27, 1988, as amended August 17, 1994, as amended June 20, 1995, as amended January 26, 1999

* Custodian Contract GT Global Variable Investment Series and State Street Bank and Trust Company dated February 3, 1993, as amended June 20, 1995, as amended January 26, 1999

                                                                     SCHEDULE VI

                             DISTRIBUTION AGREEMENTS

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Equity Funds, Inc. with respect to the Class B Shares of all portfolios dated February 28, 1997, and amendments dated October 14, 1997, March 1, 1999 and May 12, 1999

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Equity Funds, Inc. with respect to the Class A Shares and C Shares of all portfolios dated August 4, 1997, and amendments dated March 1, 1999 and May 12, 1999

* Master Distribution Agreement between Fund Management Company and AIM Equity Funds, Inc. with respect to the Institutional Classes of AIM Charter Fund, AIM Constellation Fund and AIM Weingarten Fund dated February 28, 1997

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Funds Group with respect to the Class B Shares of all portfolios dated February 28, 1997, as amended May 1, 1998

* Amended and Restated Master Distribution Agreement between A I M Distributors, Inc. and AIM Funds Group with respect to the AIM Cash Reserve Shares of AIM Money Market Fund and with respect to the Class A and C Shares of all portfolios dated August 4, 1997, as amended December 21, 1998

* Amended and Restated Master Distribution Agreement between A I M Distributors, Inc. and AIM International Funds, Inc. with respect to the Class A and Class C Shares of all portfolios dated August 4, 1997, as amended November 1, 1997

* Master Distribution Agreement between A I M Distributors, Inc. and AIM International Funds, Inc. with respect to the Class B Shares of all portfolios dated February 28, 1997, as amended November 1, 1997

* Amended and Restated Master Distribution Agreement between A I M Distributors, Inc. and AIM Investment Securities Funds with respect to the Class A Shares of AIM Limited Maturity Treasury Fund and the Class A and C Shares of AIM High Yield Fund II dated September 28, 1998

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Investment Securities Funds with respect to the Class B Shares of AIM High Yield Fund II dated September 28, 1998

* Distribution Agreement between Fund Management Company and AIM Investment Securities Funds with respect to the Institutional Class of AIM Limited Maturity Treasury Fund dated February 28, 1997

* Distribution Agreement between A I M Distributors, Inc. and AIM Summit Fund, Inc. dated February 28, 1997, as amended March 1, 1999

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Tax-Exempt Funds, Inc. with respect to the Class A Shares of AIM Tax-Exempt Bond Fund of Connecticut, AIM Tax-Free Intermediate Fund and AIM Tax-Exempt Cash Fund and with respect to the Class A and C Shares of AIM High Income Municipal Fund dated September 20, 1997

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Tax-Exempt Funds, Inc. with respect to the Class B Shares of AIM High Income Municipal Fund dated September 20, 1997

* Distribution Agreement between A I M Distributors, Inc. and AIM Advisor Funds, Inc. with respect to the Class A and C Shares of all portfolios dated August 4, 1997

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Advisor Funds, Inc. with respect to the Class B Shares of all portfolios dated March 3, 1998

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Variable Insurance Funds, Inc. relating to all portfolios dated February 28, 1997 and amendments dated April 15, 1998 and December 14, 1998

* Distribution Agreement between AIM Distributors, Inc. and GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) dated May 29, 1998

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Growth Series relating to Class A and C Shares of all portfolios dated May 3, 1999

* Distribution Agreement between A I M Distributors, Inc. and AIM Growth Series relating to Class B Shares of all portfolios dated May 29, 1998, as amended March 18, 1999

* Distribution Agreement between A I M Distributors, Inc. and AIM Growth Series relating to Advisor Class Shares of all portfolios dated May 29, 1998, as amended March 18, 1999

* Distribution Agreement between A I M Distributors, Inc. and AIM Series Trust relating to Class A and C Shares of AIM Global Trends Fund dated May 29, 1998, as amended September 8, 1998

* Distribution Agreement between A I M Distributors, Inc. and AIM Series Trust relating to Class B Shares of AIM Global Trends Fund dated May 29, 1998, as amended September 8, 1998

* Distribution Agreement between A I M Distributors, Inc. and AIM Series Trust relating to Advisor Class Shares of AIM Global Trends Fund dated May 29, 1998, as amended September 8, 1998

* Master Distribution Agreement between A I M Distributors, Inc. and AIM Investment Funds relating Class A and C Shares of all portfolios dated March 1, 1999

* Distribution Agreement between A I M Distributors, Inc. and AIM Investment Funds relating to Class B Shares of all portfolios dated September 8, 1998, as amended March 18, 1999

* Distribution Agreement between A I M Distributors, Inc. and AIM Investment Funds relating to Advisor Class Shares of all portfolios dated September 8, 1998, as amended March 18, 1999

                               DISTRIBUTION PLANS

* Amended and Restated Master Distribution Plan of AIM Equity Funds, Inc. with respect to the Class B Shares of all portfolios (Effective June 14, 1995, as amended June 11, 1996. Amended and restated June 30, 1997, and amendments dated March 1, 1999 and May 12, 1999.)

* Fourth Amended and Restated Master Distribution Plan of AIM Equity Funds, Inc. with respect to the Class A and C Shares of all portfolios (Effective September 27, 1993, and amendments dated March 8, 1994 and September 10, 1994. Amended and restated June 15, 1995. Amended and restated June 30, 1997. Amended and restated August 4, 1997. Amended and restated June 30, 1998, and amendments dated March 1, 1999 and May 12, 1999.)

* Second Amended and Restated Master Distribution Plan of AIM Funds Group with respect to the Class B shares of all portfolios. (Effective August 31, 1993 and amendments dated March 8, 1994 and September 10, 1994. Amended and restated May 2, 1995. Amended and restated June 30, 1997, as amended May 1, 1998.)

* Third Amended and Restated Master Distribution Plan of AIM Funds Group with respect to the AIM Cash Reserve Shares of AIM Money Market Fund and the Class A and C shares of all portfolios. (Effective August 31, 1993 and amendments dated March 8, 1994 and September 10, 1994. Amended and restated June 30, 1997. Amended and restated August 4, 1997. Amended and restated June 30, 1998, as amended December 21, 1998.)

* Third Amended and Restated Master Distribution Plan of AIM International Funds, Inc. with respect to the Class A and C Shares of all portfolios. (Effective September 10, 1994, as amended September 10, 1994. Amended and restated June 30, 1997. Amended and restated August 4, 1997. Amended and restated June 30, 1998.)

* Second Amended and Restated Master Distribution Plan of AIM International Funds, Inc. with respect to the Class B Shares of all portfolios. (Effective September 10, 1994, as amended September 10, 1994. Amended and restated May 2, 1995. Amended and restated June 30, 1997, as amended November 1, 1997.)

* Third Amended and Restated Master Distribution Plan of AIM Investment Securities Funds with respect to the Class A Shares of AIM Limited Maturity Treasury Fund and the Class A and C Shares of AIM High Yield Fund II dated September 28, 1998

* Master Distribution Plan of AIM Investment Securities Funds with respect to the Class B Shares of AIM High Yield Fund II dated September 28, 1998

* Distribution Plan of AIM Summit Fund, Inc. with respect to the Class II Shares dated March 1, 1999

* Third Amended and Restated Master Distribution Plan of AIM Tax-Exempt Funds, Inc. with respect to the Class A Shares of AIM Tax-Exempt Bond Fund of Connecticut, AIM Tax-Free Intermediate Fund and AIM Tax-Exempt Cash Fund and with respect to the Class A and C Shares of AIM High Income Municipal Fund dated September 20, 1997

* Master Distribution Plan of AIM Tax-Exempt Funds, Inc. with respect to the Class B Shares of AIM High Income Municipal Fund dated September 20, 1997

* Plan and Agreement of Distribution Pursuant to Rule 12b-1 between A I M Distributors, Inc. and AIM Advisor Funds, Inc. with respect to the Class A and C Shares of all portfolios dated August 4, 1997, as amended March 2, 1998

* Master Distribution Plan of AIM Advisor Funds, Inc. with respect to the Class B Shares of all portfolios dated March 3, 1998

* Master Distribution Plan of AIM Growth Series relating to Class A and C Shares of all portfolios dated May 3, 1999

* Distribution Plan of AIM Growth Series relating to Class B Shares of all portfolios dated May 29, 1998, as amended March 18, 1999

* Distribution Plan of AIM Series Trust relating Class A and C Shares of AIM Global Trends Fund dated May 29, 1998, as amended September 8, 1998

* Distribution Plan of AIM Series Trust relating Class B Shares of AIM Global Trends Fund dated May 29, 1998

* Master Distribution Plan of AIM Investment Funds relating to Class A and C Shares of all portfolios dated March 1, 1999, as amended March 18, 1999

* Distribution Plan of AIM Investment Funds relating to Class B Shares of all portfolios dated September 8, 1998, as amended March 18, 1999, as amended June 1, 1999

                                                                       EXHIBIT A


                                  FORM OF NOTE

$________________                                             New York, New York

__________, _____


FOR VALUE RECEIVED, the undersigned, ________________ (the "Borrower") , hereby unconditionally promises to pay to the order of _______________________ (the "Lender") at the office of State Street Bank and Trust Company, located at 225 Franklin Street, LCC-2, Boston, Massachusetts 02110, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in such Credit Agreement.

                  Anything in this Note to the contrary notwithstanding, the Borrower shall be liable hereunder only for Loans borrowed by it under the Credit Agreement and shall not be liable for the borrowings of any other borrower under the Credit Agreement. The sole source of repayment of the principal of and interest on each Loan hereunder made with respect to the Borrower shall be the revenues and assets of such Borrower, and not the revenues and assets of any other borrower under the Credit Agreement or the revenues and assets of the Fund of which such Borrower is a series (except to the extent of such Borrower).

                  The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof the date and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

                  This Note (a) is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") , among AIM Equity Funds, Inc., a Maryland corporation, AIM Funds Group, a Delaware business trust, AIM International Funds, Inc., a Maryland corporation, AIM Investment Securities Funds, a Delaware business trust, AIM Tax-Exempt Funds, Inc., a Maryland corporation, AIM Advisor Funds, Inc., a Maryland corporation, and AIM Summit Fund, Inc., a Maryland corporation ("AIM Summit

Fund"), AIM Variable Insurance Funds, Inc., a Maryland corporation, AIM Growth Series, a Delaware business trust, AIM Series Trust, a Delaware business trust, AIM Investment Funds, a Delaware business trust, GT Global Variable Investment Series, a Delaware business trust, GT Global Variable Investment Trust, a Delaware business trust and GT Global Floating Rate Fund, Inc., a Maryland corporation, doing business as AIM Floating Rate Fund ("AIM Floating Rate") (collectively, the "Funds") , each of which is executing the Credit Agreement on behalf of itself, and, with respect to all Funds other than AIM Summit Fund and AIM Floating Rate, certain of its respective investment portfolios set forth beneath such Fund's name on Schedule I attached to the Credit Agreement, the Lenders, the other banks and financial institutions from time to time parties thereto, The Chase Manhattan Bank, as Administrative Agent, and State Street Bank and Trust Company, as Operations Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

                  Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  As set forth in Section 9.15 of the Credit Agreement, no Non-Recourse Person defined therein shall have any personal liability under or by reason of this Note, the Credit Agreement or the Loan Documents, and all obligations of the Borrower hereunder and thereunder are enforceable solely against the Borrower and the Borrower's assets and properties.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                 [NAME OF FUND]
                                       on behalf of _________________,
                                       the Borrower


                                       By: _____________________
                                       Title:

                                                              Schedule A to Note


                         LOANS AND REPAYMENTS OF LOANS

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     Date          Amount of Loans       Amount of Principal of         Unpaid Principal                Notation Made by
                                                Loans Repaid            Balance of Loans
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

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

                                                                       EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Amended and Restated Credit Agreement dated as of May 28, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AIM Equity Funds, Inc., a Maryland corporation, AIM Funds Group, a Delaware business trust, AIM International Funds, Inc., a Maryland corporation, AIM Investment Securities Funds, a Delaware business trust, AIM Tax-Exempt Funds, Inc., a Maryland corporation, AIM Advisor Funds, Inc., a Maryland corporation, and AIM Summit Fund, Inc., a Maryland corporation ("AIM Summit Fund"), AIM Variable Insurance Funds, Inc., a Maryland corporation, AIM Growth Series, a Delaware business trust, AIM Series Trust, a Delaware business trust, AIM Investment Funds, a Delaware business trust, GT Global Variable Investment Series, a Delaware business trust, GT Global Variable Investment Trust, a Delaware business trust and GT Global Floating Rate Fund, Inc., a Maryland corporation, doing business as AIM Floating Rate Fund ("AIM Floating Rate") (collectively, the "Funds"), each of which is executing the Credit Agreement on behalf of itself, and, with respect to all Funds other than AIM Summit Fund and AIM Floating Rate, certain of its respective investment portfolios set forth beneath such Fund's name on Schedule I attached to the Credit Agreement, the Lenders named therein, State Street Bank and Trust Company, as Operations Agent (in such capacity, the "Operations Agent"), and The Chase Manhattan Bank, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.


_________________________________________________ (the "Assignor") and
(the Assignee") agree as follows:

                    1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined in Schedule 1 hereto), the interest described in
Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement.

                    2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any

Borrower, or any other obligor or the performance or observance by any Borrower or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                    3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance, that it is a "bank" (as defined in Section 2(a)(5) of the 1940 Act) and to its best knowledge, it is not an "Affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of any Borrower or AIM; (b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Operations Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Operations Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Operations Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.13(b) of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Operations Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance by the Administrative Agent and recording by the Operations Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Operations Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The

Assignor and the Assignee shall make all appropriate adjustments in payments by the Operations Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                    7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.






























                                       -3-